Exhibit 10.8


                                                    CONFORMED COPY




                           EXCHANGE DEBT FACILITY



                                dated as of


                               June 12, 2000



                                   among


                           Rite Aid Corporation,


                        The Banks from time to time
                               parties hereto

                                    and

                 Morgan Guaranty Trust Company of New York,
                          as Administrative Agent



                    ------------------------------------




                         JP Morgan Securities Inc.,
                       Lead Arranger and Book Runner


                             TABLE OF CONTENTS1

                              ---------------

                                                                       PAGE

                                 ARTICLE 1
                                DEFINITIONS

SECTION 1.01.  Definitions..............................................2
SECTION 1.02.  Accounting Terms and Determinations.....................18
SECTION 1.03.  Types of Loans..........................................18
SECTION 1.04.  Other Definitional Provisions...........................18

                                 ARTICLE 2
                                THE CREDITS

SECTION 2.01.  Outstanding Loans.......................................19
SECTION 2.02.  Notes...................................................19
SECTION 2.03.  Maturity of Loans.......................................20
SECTION 2.04.  Interest Rates..........................................20
SECTION 2.05.  Method of Electing Interest Rates.......................21
SECTION 2.06.  Participation Fees......................................23
SECTION 2.07.  Reduction Events; Mandatory Prepayments.................23
SECTION 2.08.  Optional Prepayments....................................24
SECTION 2.09.  General Provisions as to Payments.......................24
SECTION 2.10.  Funding Losses..........................................25
SECTION 2.11.  Computation of Interest.................................25
SECTION 2.12.  Registry................................................26

                                 ARTICLE 3
                                 CONDITIONS

SECTION 3.01.  Closing Date............................................26

                                 ARTICLE 4
                       REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Corporate Existence and Power...........................30
SECTION 4.02.  Corporate and Governmental Authorization;
               No Contravention........................................30
SECTION 4.03.  Binding Effect..........................................31
SECTION 4.04.  Financial and Other Information.........................31
SECTION 4.05.  Accuracy of Information.................................32
SECTION 4.06.  Litigation..............................................32
SECTION 4.07.  Compliance with ERISA...................................33
SECTION 4.08.  Taxes...................................................33
SECTION 4.09.  Subsidiaries............................................33
SECTION 4.10.  Environmental Matters...................................34
SECTION 4.11.  Year 2000 Compliance....................................34
SECTION 4.12.  Other Loan Documents....................................34
SECTION 4.13.  Insurance...............................................34
SECTION 4.14.  Solvency................................................35
SECTION 4.15.  Title to Properties.....................................35
SECTION 4.16.  Investment Company Act; Public Utility
               Holding Company Act.....................................36
SECTION 4.17.  Labor Matters...........................................36

                                 ARTICLE 5
                                 COVENANTS

SECTION 5.01.  Information.............................................36
SECTION 5.02.  Payment of Obligations..................................40
SECTION 5.03.  Maintenance of Property; Insurance......................40
SECTION 5.04.  Conduct of Business and Maintenance of
               Existence...............................................42
SECTION 5.05.  Compliance with Laws....................................43
SECTION 5.06.  Inspection of Property, Books and Records...............43
SECTION 5.07.  Restriction on Other Agreements, Payment
               Limitations, Debt Prepayments...........................43
SECTION 5.08.  Further Assurances......................................44
SECTION 5.09.  Subsidiaries............................................45
SECTION 5.10.  Restriction on Sale and Leaseback
               Transactions............................................45
SECTION 5.11.  Restriction on Liens....................................45
SECTION 5.12.  Capital Expenditures....................................47
SECTION 5.13.  Minimum EBITDA..........................................48
SECTION 5.14.  Minimum Interest Coverage Ratio.........................49
SECTION 5.15.  Minimum Fixed Charge Coverage Ratio.....................49
SECTION 5.16.  Restriction on Debt.....................................50
SECTION 5.17.  Limitation on Investments and Acquisitions..............52
SECTION 5.19.  Dispositions of Assets..................................54
SECTION 5.20.  Use of Proceeds.........................................55
SECTION 5.21.  Restrictions on Asset Holdings by the Borrower..........55
SECTION 5.22.  Restricted Payments.....................................56
SECTION 5.23.  Business of Borrower and Subsidiaries...................56
SECTION 5.24.  Transactions with Affiliates............................56
SECTION 5.25.  New Synthetic Leases....................................58
SECTION 5.26.  Corporate Separateness..................................58
SECTION 5.27.  Limitation on Derivative Obligations....................58

                                 ARTICLE 6
                                  DEFAULTS

SECTION 6.01.  Events of Default.......................................58
SECTION 6.02.  Notice of Default.......................................61

                                 ARTICLE 7
                          THE ADMINISTRATIVE AGENT

SECTION 7.01.  Appointment and Authorization...........................61
SECTION 7.02.  Administrative Agent and Affiliates.....................61
SECTION 7.03.  Action by Administrative Agent..........................62
SECTION 7.04.  Consultation with Experts...............................62
SECTION 7.05.  Liability of Administrative Agent.......................62
SECTION 7.06.  Indemnification.........................................62
SECTION 7.07.  Credit Decision.........................................63
SECTION 7.08.  Successor Administrative Agent..........................63
SECTION 7.09.  Administrative Agent's Fees.............................64
SECTION 7.10.  Steering Committee......................................64

                                 ARTICLE 8
                          CHANGE IN CIRCUMSTANCES

SECTION 8.01.  Basis for Determining Interest Rate
               Inadequate or Unfair....................................64
SECTION 8.02.  Illegality..............................................65
SECTION 8.03.  Increased Cost and Reduced Return.......................65
SECTION 8.04.  Taxes...................................................67
SECTION 8.05.  Base Rate Loans Substituted for Affected
               Euro-Dollar Loans.......................................68

                                 ARTICLE 9
                               MISCELLANEOUS

SECTION 9.01.  Notices.................................................69
SECTION 9.02.  No Waivers..............................................69
SECTION 9.03.  Expenses; Indemnification...............................70
SECTION 9.04.  Sharing of Set-Offs.....................................70
SECTION 9.05.  Amendments and Waivers..................................71
SECTION 9.06.  Successors and Assigns..................................72
SECTION 9.07.  Collateral..............................................74
SECTION 9.08.  Governing Law; Submission to Jurisdiction...............74
SECTION 9.09.  Counterparts............................................74
SECTION 9.10.  WAIVER OF JURY TRIAL....................................74
SECTION 9.11.  Collateral Trust and Intercreditor Agreement............74


Schedule I           -    Outstanding Loans
Schedule 1.1(a)      -    Existing Litigation
Schedule 1.1(b)      -    Mortgaged Properties
Schedule 1.10(c)     -    Subsidiary Guarantors
Schedule 4.13        -    Insurance
Schedule 4.15(b)(i)  -    Leases on Mortgaged Properties
Schedule 4.15(b)(ii) -    Permitted Liens on Mortgaged Properties
Schedule 4.15(c)     -    Leased Warehouses and Distribution Centers
Schedule 5.10        -    Permitted Sale and Leaseback Transactions
Schedule 5.11(h)     -    Permitted Liens
Schedule 5.16(f)     -    Permitted Debt
Schedule 5.22(b)     -    Permitted Dividends Payable on
                          Capital Stock
Schedule 5.24        -    Permitted Affiliate Transactions

Definitions Annex
Annex 3         -    Description of the Transactions

Exhibit A       -    Note
Exhibit B-1     -    Opinion of Special Counsel for the Borrower
Exhibit B-2     -    Opinion of General Counsel for the Borrower
Exhibit C       -    Assignment and Assumption Agreement
Exhibit D       -    Form of Senior Subsidiary Guarantee Agreement
Exhibit E       -    Form of Senior Subsidiary Security Agreement
Exhibit F       -    Form of Senior Indemnity, Subrogation and Contribution
                     Agreement
Exhibit G       -    Form of Senior Mortgage
Exhibit H       -    Form of Second Priority Subsidiary Guarantee
                     Agreement
Exhibit I       -    Form of Second Priority Subsidiary Security Agreement
Exhibit J       -    Form of Second Priority Indemnity, Subrogation and
                     Contribution Agreement
Exhibit K       -    Form of Second Priority Mortgage
Exhibit L       -    Form of PCS Pledge Agreement
Exhibit M       -    Form of Drugstore.com Pledge Agreement
Exhibit N       -    Form of First Priority Subsidiary Security Agreement




                           EXCHANGE DEBT FACILITY


      AGREEMENT dated as of June 12, 2000 among RITE AID CORPORATION, the BANKS from time to time parties hereto and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent.

                                 RECITALS:

      A. The Borrower (as this and other capitalized terms are defined in Section 1.01 below), certain of the Banks listed on the signature pages hereto and Morgan Guaranty Trust Company of New York, as agent for such Banks, are parties to (i) an Amended and Restated Credit Agreement dated as of October 25, 1999 (as heretofore amended, the "EXISTING RCF FACILITY"),
(ii) a Term Loan Agreement dated as of October 25, 1999 (as heretofore amended, the "EXISTING PCS FACILITY" and (iii) the Term Loan Agreement dated as of October 27, 1999 (the "EXISTING MGT TERM LOAN AGREEMENT" and, together with the Existing RCF Facility and the Existing PCS Facility, the "EXISTING CREDIT AGREEMENTS"), in each case, pursuant to which the banks party thereto have loans outstanding.

      B. Each Bank has agreed to convert a portion of its loans outstanding under the Existing Credit Agreements into common stock of the Borrower pursuant to an Equity Conversion Letter dated as of June 12, 2000 (each such letter, an "EQUITY CONVERSION LETTER") between such Bank and the Borrower, in the amounts set forth on Schedule I hereto.

      C. Whereas, pursuant to the Equity Conversion Letters, a principal amount of loans equal to (or, in the case of Morgan, the remaining portion of its loans outstanding under the Existing Credit Agreements) the principal amount of loans converted to common stock of the Borrower pursuant to such Bank's Equity Conversion Letter shall be exchanged for loans outstanding hereunder in the principal amounts set forth on Schedule I hereto.

      D. The Borrower proposes to enter into the Senior Credit Facility, pursuant to which up to an additional $1,000,000,000 of financing will be available to it and its Subsidiaries. The Senior Credit Facility will be guaranteed by the Subsidiaries of the Borrower pursuant to the Senior Subsidiary Guarantee Agreement, and such Senior Subsidiary Guarantee Agreement will be secured by Liens created pursuant to the Senior Collateral Documents.

      E. The obligations of the Borrower under this Agreement (i) together with the other Second Priority Debt Obligations, will be guaranteed by the Subsidiaries of the Borrower pursuant to the Second Priority Subsidiary Guarantee Agreement, and such Second Priority Subsidiary Guarantee Agreement will be secured by a second priority lien on the assets securing the Senior Subsidiary Guarantee Agreement and (ii) will be secured by a first priority lien on the prescription files of Subsidiaries of the Borrower and the proceeds thereof.

      F. The Related Exchange Debt Obligations will be secured by liens on the PCS common stock or the drugstore.com common stock, as the case may be, with the same priorities applicable to the liens on such capital stock securing the obligations of the Borrower in respect of the Debt under the Existing Credit Agreements for which such Related Exchange Debt was exchanged.

      NOW, THEREFORE, the parties hereto hereby agree as follows:



                                 ARTICLE 1
                                DEFINITIONS

      SECTION 1.01. Definitions. Terms defined in the Definitions Annex and not otherwise defined in this Section 1.01 have the respective meanings specified therein. The following terms, as used herein, have the following meanings:

      "ADJUSTED LONDON INTERBANK OFFERED RATE" has the meaning set forth in
Section 2.04(b).

      "ADMINISTRATIVE AGENT" means Morgan Guaranty Trust Company of New York in its capacity as agent for the Banks under the Loan Documents, and its successors in such capacity.

      "ADJUSTED WORKING CAPITAL" means, for any date, current assets (other than cash and cash equivalents) less current liabilities (other than Debt permitted hereunder).

      "ADMINISTRATIVE QUESTIONNAIRE" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Bank.

      "AFFILIATE TRANSACTION" is defined in Section 5.24.

      "AGREEMENT" means this Exchange Debt Facility dated as of June 12, 2000 and as the same may be amended from time to time.

      "APPLICABLE LENDING OFFICE" means, with respect to any Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

      "APPLICABLE MARGIN" means the sum of (i) with respect to Base Rate Loans, 2.25% and, with respect to Euro-Dollar Loans, 3.25%, plus (ii) at any date on or after November 1, 2000, 0.50% unless the Reduction Condition has been met on or prior to such date plus (iii) (A) for purposes of all calculations hereunder for any date on which an Event of Default shall have occurred and be continuing, but only if the Required Banks shall have so elected by notice to the Borrower through the Administrative Agent, or (B) for purposes of calculating interest on overdue amounts hereunder for any date on which the election contemplated by clause (A) is not in effect, 2.00%.

      "ASSIGNEE" has the meaning set forth in Section 9.06(c).

      "BANK" means each Person listed on the signature pages hereof under the heading "BANKS", each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors.

      "BASE RATE" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

      "BASE RATE LOAN" means a Loan that bears interest at a rate per annum based on the Base Rate pursuant to a Notice of Interest Rate Election, the first or the last sentence of Section 2.05(a) or Article 8.

      "BENEFIT ARRANGEMENT" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

      "BUSINESS ACQUISITION" means (i) an Investment by the Borrower or any of its Subsidiaries in any other Person (including an Investment by way of acquisition of securities of any other Person) pursuant to which such Person shall become a Subsidiary or shall be merged into or consolidated with the Borrower or any of its Subsidiaries or (ii) an acquisition by the Borrower or any of its Subsidiaries of the property and assets of any Person (other than the Borrower or any of its Subsidiaries) that constitute substantially all the assets of such Person or any division or other business unit of such Person; provided, that the acquisition of prescription files, Stores and Persons substantially all of whose assets consist of fewer than ten Stores, in each case, in the ordinary course of business and not inconsistent with the Borrower's business plan delivered pursuant to Section 3.01(e), shall not be a Business Acquisition.

      "CAPITAL LEASE" means any lease of property which, in accordance with generally accepted accounting principles, should be capitalized on the lessee's balance sheet.

      "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the aggregate amount of expenditures by the Borrower and its Consolidated Subsidiaries for plant, property and equipment during such period (including any such expenditure by way of acquisition of a Person or by way of assumption of indebtedness or other obligations of a Person, to the extent reflected as plant, property and equipment), but excluding any such expenditures made for the replacement or restoration of assets to the extent financed by Casualty/Condemnation Proceeds relating to the asset or assets being replaced or restored.

      "CONSOLIDATED DEBT" means at any date the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

      "CONSOLIDATED EBITDA" means, for any period (without duplication), Consolidated Net Income for such period, plus (a) to the extent deducted in determining Consolidated Net Income for such period, the aggregate amount of (i) consolidated interest expenses, whether cash or non-cash, (ii) provision for income taxes, (iii) depreciation and amortization, (iv) LIFO Adjustments which reduced such Consolidated Net Income, (v) store closing expenses and (vi) any other nonrecurring charge to the extent such nonrecurring charge does not involve any cash expenditure during such period, (vii) all fees, costs, charges and expenses in connection with the Transactions, (viii) all fees, costs, charges and expenses in connection with the restatement of the consolidated financial statements of the Borrower and its Consolidated Subsidiaries for periods before February 26, 2000 and litigation expenses (exclusive of damages or amounts paid in settlement of claims) incurred in connection with litigation, investigation (including internal review) or other proceedings relating to such restatement, (ix) any advisory or other fees payable by the Borrower pursuant to the one-year financial services advisory contract described in the Borrower's quarterly report on Form 10-Q for the fiscal quarter ended as of August 28, 1999, (x) non-cash compensation expenses related to stock option and restricted stock employee benefit plans, and (xi) the non-cash interest component, as adjusted from time to time, in respect of reserves, less (b), to the extent not deducted in determining Consolidated Net Income for such period, the aggregate amount of (i) any cash expenditure during such period in connection with which a nonrecurring charge was taken and added back to Consolidated Net Income pursuant to clause (a) above in calculating Consolidated EBITDA in any prior period and (ii) LIFO Adjustments which increased such Consolidated Net Income.

      "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, for any period, the ratio of (i) Consolidated EBITDA plus Consolidated Rent to (ii)
Consolidated Interest Charges plus Consolidated Rent, in each case for such period.

      "CONSOLIDATED INTEREST CHARGES" means, for any period, the aggregate amount of interest charges, whether expensed or capitalized, incurred or accrued by the Borrower and its Consolidated Subsidiaries, solely to the extent paid or payable in cash, during such period.

      "CONSOLIDATED INTEREST COVERAGE RATIO" means, with respect to any period, the ratio of Consolidated EBITDA for such period to Consolidated Interest Charges for such period.

      "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of the Borrower and its Consolidated Subsidiaries (exclusive of (a) extraordinary items of gain or loss, (b) any gain or loss in connection with any sale of assets other than sales of inventory in the ordinary course of business, but in the case of loss only to the extent that such loss does not involve any cash expenditure during such period and (c) the Borrower's share of the net income (or loss) of Drugstore.com), determined on a consolidated basis for such period.

      "CONSOLIDATED NET WORTH" means at any date the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries determined as of such date. Consolidated Net Worth includes the Borrower's 8% Convertible Pay-In-Kind Preferred Stock.

      "CONSOLIDATED RENT" means, for any period, the consolidated rental expense of the Borrower and its Consolidated Subsidiaries for such period, and including in any event rental costs of closed stores for such period whether or not reflected as an expense in the determination of Consolidated Net Income for such period and including base or basic rent payments under Synthetic Leases.

      "CONSOLIDATED SUBSIDIARY" means, with respect to any Person, at any date any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

      "CREDIT EXPOSURE" means, with respect to any Bank, the aggregate outstanding principal amount of such Bank's Loans.

      "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

      "DEFINITIONS ANNEX" means the Definitions Annex annexed hereto and by this reference incorporated herein.

      "DERIVATIVES OBLIGATIONS" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

      "DOMESTIC BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

      "DOMESTIC LENDING OFFICE" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

      "DRUGSTORE.COM" means drugstore.com, inc., a Delaware corporation, and its successors.

      "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

      "EQUITY CONVERSION" means the conversion by the Banks on the Closing Date of loans outstanding under the Existing Credit Agreements to Common Stock of the Borrower pursuant to the Equity Conversion Letters.

      "EQUITY CONVERSION LETTERS" has the meaning set forth in the recitals hereto.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

      "ERISA GROUP" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

      "EURO-DOLLAR BUSINESS DAY" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

      "EURO-DOLLAR LENDING OFFICE" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

      "EURO-DOLLAR LOAN" means a Loan that bears interest at a Euro-Dollar Rate pursuant to a Notice of Interest Rate Election.

      "EURO-DOLLAR RATE" means a rate of interest determined pursuant to
Section 2.04(b) on the basis of a London Interbank Offered Rate.

      "EURO-DOLLAR RESERVE PERCENTAGE" has the meaning set forth in Section 2.04(b).

      "EXCHANGE DEBT COLLATERAL" means collateral subject to the Collateral Documents.

      "EXCHANGE DEBT COLLATERAL DOCUMENTS" means the First Priority Subsidiary Security Agreement, the Second Priority Collateral Documents, the Pledge Agreements and any additional pledge agreements required to be delivered pursuant to the Loan Documents and any other instruments or agreements executed pursuant to the foregoing.

      "EVENT OF DEFAULT" has the meaning set forth in Section 6.01.

      "EXCESS CASH FLOW" means, for any period, the sum (without duplication) of Consolidated EBITDA for such period, plus

      (a) to the extent not included in Consolidated Net Income in calculating Consolidated EBITDA, the sum of (1) any Casualty/Condemnation Proceeds previously received by the Borrower or any Subsidiary in respect of which the time for reinvestment thereof (in accordance with the proviso to the definition of Casualty/Condemnation in respect of Proceeds) has elapsed during such period without such reinvestment having been effected, and (2) any Net Cash Proceeds received during such period by the Borrower or any Subsidiary in respect of Asset Sales;

plus

      (b) decreases in Adjusted Working Capital for such period (other than any portion of such decrease resulting solely from the reclassification of assets or liabilities as short-term or long-term);

plus

      (c) refunds of Taxes paid in prior periods; and

minus

      (d) Taxes to the extent paid during such period in cash;

minus

      (e) Consolidated Interest Charges to the extent paid during such period in cash;

minus

      (f) increases in Adjusted Working Capital for such period (other than any portion of such increase resulting solely from the reclassification of assets or liabilities as short-term or long-term);

minus

      (g) to the extent paid in cash during such period, costs and expenses referred to in clauses (v), (vii), (viii) and (ix) of the definition of "CONSOLIDATED EBITDA" which were added back to Consolidated Net Income to calculate Consolidated EBITDA for such period;

minus

      (h) Consolidated Capital Expenditures for such period (except to the extent attributable to the incurrence of Debt under Capital Leases, Attributable Debt under Synthetic Leases or otherwise financed by the incurrence of Debt and except to the extent made with Casualty/Condemnation Proceeds or Net Cash Proceeds from Basket Asset Sales;

minus

      (i) cash consideration paid by the Borrower or its Subsidiaries for permitted Business Acquisitions or other capital acquisitions (except to the extent financed by the incurrence of Debt and except to the extent made with Casualty/Condemnation Proceeds or Net Cash Proceeds from Basket Asset Sales;

minus

      (j) cash expenditures made during such period in respect of long-term liabilities (other than Debt) or long-term assets to the extent such expenditures were not deducted in determining Consolidated Net Income for such period;

minus

      (k) the aggregate principal amount of Debt (including Attributable Debt in respect of Synthetic Leases) paid or prepaid in cash by the Borrower or its Subsidiaries during such period (or immediately after such period in the case of mandatory prepayment of Debt required to be made with Net Cash Proceeds from Asset Sales received during such period), in each case to the extent permitted or required by this Agreement, but excluding (i) Debt in respect of Revolving Credit Loans and Letters of Credit (as defined in the Senior Credit Facility) that can be reborrowed or otherwise incurred again, (ii) repayments of Debt made with Net Cash Proceeds from Basket Asset Sales, and (iii) repayments or prepayments of Debt financed by incurring other Debt.

      "EXISTING LITIGATION" means the bondholders' class actions and shareholders' class actions pending as of April 10, 2000 in the Eastern District of Pennsylvania, identified in Schedule 1.01(a) and the related pending investigation by the SEC.

      "EXISTING MGT TERM LOAN AGREEMENT" has the meaning set forth in the recitals hereto.

      "EXISTING PCS FACILITY" has the meaning set forth in the recitals hereto.

      "EXISTING RCF FACILITY" has the meaning set forth in the recitals hereto.

      "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Administrative Agent.

      "FINANCIAL OFFICER" of any person means the chief financial officer, principal accounting officer, treasurer or senior vice president finance of such person.

      "FIRST PRIORITY COLLATERAL DOCUMENTS" means the First Priority Subsidiary Security Agreement and each of the security agreements and other instruments and documents delivered pursuant to any of the foregoing for purposes of providing collateral security or credit support for any of the Exchange Debt Obligations, but shall not include the Second Priority Collateral Documents.

      "FIRST PRIORITY SUBSIDIARY SECURITY AGREEMENT" means the First Priority Subsidiary Security Agreement dated as of June 12, 2000, made by the Subsidiaries party thereto in favor of Morgan Guaranty Trust Company of New York, as first priority collateral agent for the benefit of the Banks.

      "GROUP OF LOANS" means, at any time, a group of Loans consisting of
(i) all Loans which are Base Rate Loans at such time and (ii) all Euro-Dollar Loans having the same Interest Period at such time; provided that, if a Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

      "GOVERNMENTAL AUTHORITY" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

      "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBS") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

      "INDEMNITEE" has the meaning set forth in Section 9.03(b).

      "INITIAL FINANCIAL STATEMENTS" means the consolidated financial statements of the Borrower and its Consolidated Subsidiaries for the fiscal year ended February 26, 2000, and for the fiscal quarter ended May 27, 2000.

      "INTEREST PERIOD" means, with respect to each Euro-Dollar Loan, the period commencing on the date specified in an applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable notice; provided that:

      (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

      (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

      (c) no Interest Period may end after the Maturity Date.

      "INTEREST RATE AGREEMENT" means, for any person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

      "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute.

      "INVESTMENT" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise. Any repurchase by the Borrower of its own capital stock shall not constitute an Investment for purposes of this Agreement. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such transfer or exchange.

      "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

      "LIFO ADJUSTMENTS" means, for any period, the net adjustment to costs of goods sold for such period required by the Borrower's LIFO inventory method, determined in accordance with generally accepted accounting principles.

      "LOAN" means a Euro-Dollar Loan or a Base Rate Loan and "LOANS" means Euro-Dollar Loans or Base Rate Loans or any combination of the foregoing.

      "LOAN DOCUMENTS" means this Agreement, the Notes and the Exchange Debt Collateral Documents.

      "LONDON INTERBANK OFFERED RATE" has the meaning set forth in Section 2.04(b).

      "MATERIAL ADVERSE EFFECT" means (i) any material adverse effect on the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole, (ii) any material impairment of the legality, validity and enforceability of the Loan Documents (including without limitation, the validity, enforceability or priority of security interests to be granted), or the rights and remedies of the Second Priority Debt Parties or (iii) any material impairment of the Borrower's or the Subsidiary Guarantors' ability to perform its or their obligations under the Loan Documents.

      "MATERIAL FINANCIAL OBLIGATIONS" means

            (a)   the Senior Obligations,

            (b) the Second Priority Debt Obligations (other than Debt hereunder), and

            (c) (i) a principal or face amount of Debt (except Debt outstanding hereunder) and/or (ii) payment or collateralization obligations in respect of Derivatives Obligations and/or (iii) payment or collateralization obligations in respect of leases (other than Capital Leases, which are Debt) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $25,000,000.

      "MATERIAL PLAN" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $25,000,000.

      "MATURITY DATE" means August 15, 2002.

      "MORGAN" means Morgan Guaranty Trust Company of New York or its Affiliate, J.P. Morgan Ventures Corporation or, if the context so requires, both of the foregoing.

      "MORTGAGED PROPERTIES" means the owned real properties of the Subsidiary Guarantors specified on Schedule 1.01(b), together with real properties that are mortgaged pursuant to Section 5.08. Each Mortgaged Property shall include any owned fixtures used in connection with the operation of such Mortgaged Property.

      "MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

      "NOTES" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "NOTE" means any one of such promissory notes issued hereunder.

      "NOTICE OF INTEREST RATE ELECTION" has the meaning set forth in
Section 2.05.

      "PARENT" means, with respect to any Bank, any Person controlling such Bank.

      "PARTICIPANT" has the meaning set forth in Section 9.06(b).

      "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

      "PCS EBITDA" means, for any period, Consolidated EBITDA for such period less Retail EBITDA for such period.

      "PERFECTION CERTIFICATE" means the Perfection Certificate substantially in the form of Schedule 5 to the Second Priority Subsidiary Security Agreement.

      "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

      "PLEDGE AGREEMENTS" means the Drugstore.com Pledge Agreement and the PCS Pledge Agreement.

      "PRIME RATE" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

      "QUALIFIED PREFERRED STOCK" means preferred stock of the Borrower that requires no cash payment before the date that is six months after the Maturity Date.

      The "REDUCTION CONDITION" shall be satisfied at such time as the aggregate amount outstanding under the Existing Facilities is less than or equal to the sum of (i) the aggregate amount outstanding under the Existing Facilities on the Closing Date minus (ii) $500,000,000.

      "REFERENCE BANKS" means the principal London offices of The Chase Manhattan Bank, Bank of America, N. A. and Morgan Guaranty Trust Company of New York.

      "REGULATION T, U OR X" means Regulation T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

      "RELEASE" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

      "REMEDIAL ACTION" means (a) "REMEDIAL ACTION" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or (iii) perform studies and investigations in connection with, or as a precondition to, clause (i) or (ii).

      "REQUIRED BANKS" means at any time at least two Banks (not affiliated with one another) having more than 50% of the aggregate amount of the Credit Exposures.

      "RESTRICTED PAYMENT" means

      (a) any dividend or other distribution on any shares of the Borrower's or any Subsidiary's capital stock (except dividends payable solely in shares of the Borrower's capital stock); or

      (b) any payment on account of the purchase, redemption, retirement or acquisition of (i) any shares of the Borrower's or any Subsidiary's capital stock or (ii) any option, warrant or other right to acquire shares of the Borrower's or any Subsidiary's capital stock (other than such payment in connection with employee benefit plans in the ordinary course of business).

      "RETAIL CAPITAL EXPENDITURES" means, for any period, Consolidated Capital Expenditures for such period, but computed as though neither PCS nor any of PCS's Consolidated Subsidiaries were Consolidated Subsidiaries of the Borrower.

      "RETAIL EBITDA" means, for any period, Consolidated EBITDA for such period, but computed as though neither PCS nor any of PCS's Consolidated Subsidiaries were Consolidated Subsidiaries of the Borrower.

      "RETAIL FIXED CHARGE COVERAGE RATIO" means, for any period, the ratio of (i) Retail EBITDA plus Retail Rent to (ii) Retail Interest Charges plus Retail Rent, in each case for such period.

      "RETAIL INTEREST CHARGES" means, for any period, the aggregate amount of interest charges, whether expensed or capitalized, incurred or accrued by the Borrower and its Consolidated Subsidiaries, solely to the extent paid or payable in cash, during such period; provided, however, that for such period, such interest charges relating to the PCS Facility for such period will be computed as though the aggregate principal amount on which such interest charges are calculated at all times during such period were the lesser of (a) $300,000,000 and (b) the actual principal amount of the PCS Facility from time to time after giving effect to any repayment of the PCS Facility after the consummation of a PCS Disposition.

      "RETAIL INTEREST COVERAGE RATIO" means, with respect to any period, the ratio of Retail EBITDA for such period to Retail Interest Charges for such period.

      "RETAIL RENT" means, for any period, Consolidated Rent for such period, but computed as though neither PCS nor any of PCS's Consolidated Subsidiaries were Consolidated Subsidiaries of the Borrower.

      "SEC" means the Securities and Exchange Commission, or any Person succeeding to its functions under the Securities Exchange Act of 1934, as amended.

      "SECURED DEBT" means Debt which is secured by a Lien on property of the Borrower or any Subsidiary, but shall not include guarantees arising in connection with the sale, discount, guarantee or pledge of notes, chattel mortgages, leases, accounts receivable, trade acceptances and other papers arising, in the ordinary course of business, out of installment or conditional sales to or by, or transactions involving title retention with, distributors, dealers or other customers, of merchandise, equipment or services.

      "STORE" means any retail store (which may include any real property, fixtures, equipment, inventory and script files related thereto) operated, or to be operated, by any Subsidiary Guarantor.

      "SUBSIDIARY" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

      "SUBSIDIARY GRANTOR" means, initially, each Subsidiary listed on
Schedule 1.01(d), and each other Subsidiary that is or becomes a party to the First Priority Subsidiary Security Agreement.

      "SUBSIDIARY GUARANTOR" means, initially, each Subsidiary listed on
Schedule 1.01(c), and each other Subsidiary that is or becomes a party to a Second Priority Subsidiary Guarantee Agreement.

      "SUBSIDIARY OBLIGOR" means a Subsidiary Guarantor or a Subsidiary Grantor, and "SUBSIDIARY OBLIGORS" means any combination of the foregoing.

      "SYNTHETIC LEASE" means a lease which is treated as an operating lease under generally accepted accounting principles but as ownership of the leased asset by the lessee for purposes of the Internal Revenue Code.

      "TRANSACTIONS" is defined in Annex 3.

      "TRANSACTION COSTS" is defined in Annex 3.

      "TRANSACTION DOCUMENTS" means the documents (other than the Second Priority Debt Documents) evidencing the Transactions.

      "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

      "UNITED STATES" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

      "WHOLLY-OWNED CONSOLIDATED SUBSIDIARY" means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly (through Wholly-Owned Consolidated Subsidiaries) owned by the Borrower.

      SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied (effective after delivery of the Initial Financial Statements) on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article 5 to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Banks wish to amend Article 5 for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks.

      SECTION 1.03. Types of Loans. Loans hereunder are distinguished by "TYPE". The "TYPE" of a Loan refers to the determination whether such Loan is a Euro-Dollar Loan or a Base Rate Loan.

      SECTION 1.04. Other Definitional Provisions. References in this Agreement to "ARTICLES", "SECTIONS", "SCHEDULES" or "EXHIBITS" shall be to Articles, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.01 may, unless the context otherwise requires, be used in the singular or plural depending on the reference. "INCLUDE" or "INCLUDES" and "INCLUDING" shall be deemed to be followed by "WITHOUT LIMITATION" whether or not they are in fact followed by such words or words of like import. "WRITING", "WRITTEN" and comparable terms refer to printing, typing and other means of reproducing words in a visible form. References to any agreement or contract are to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that amendments to the other Second Priority Debt Documents, the Indentures, the Senior Loan Documents and the other Transaction Documents after the Closing Date shall be effective for purposes of references thereto in this Agreement and the other Second Priority Debt Documents only if such amendments are permitted hereunder and under the Collateral Trust and Intercreditor Agreement or are consented to in writing for such purpose by the Required Banks (or such other percentage of the Banks as may be specified hereunder). References to any Person include the successors and assigns of such Person. References "FROM" or "THROUGH" any date mean, unless otherwise specified, "FROM AND INCLUDING" or "THROUGH AND INCLUDING", respectively.



                                 ARTICLE 2
                                THE CREDITS

      SECTION 2.01. Outstanding Loans. On the Closing Date: (a) each Bank is converting into shares of common stock of the Borrower loans outstanding under one or more of the Existing Credit Agreements as set forth in
Schedule I and (b) automatically and without any further action or consent by any Person, such Bank's loans under each such Existing Credit Agreement shall be further reduced by a principal amount equal to the amount set forth on Schedule I with respect to such Existing Credit Agreement and shall become Loans hereunder, with an Interest Period and Type as specified in Section 2.05(a); provided that the principal amount of Morgan's Loans hereunder (and the corresponding reduction of the loans existing under such facilities) shall be equal to the aggregate principal amount of Morgan's loans outstanding under such Existing Credit Agreements immediately after giving effect to the Equity Conversion. The Borrower shall reimburse each Bank for any loss or expense incurred by such Bank by reason of the foregoing in accordance with Section 2.12 of the Existing PCS Facility,
Section 2.13 of the Existing RCF Facility or Section 2.09 of the Existing MGT Term Loan Agreement, as the case may be.

      SECTION 2.02. Notes. (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

     (b) Each Bank may, by notice to the Borrower and the Administrative Agent, request that its Loans of a particular Type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant Type. Each reference in this Agreement to the "NOTE" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

     (c) Upon receipt of each Bank's Note pursuant to Section 3.01(b), the Administrative Agent shall forward such Note to such Bank. Each Bank shall record the date, amount and type of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

      SECTION 2.03. Maturity of Loans. Each Loan shall mature, and the principal amount thereof shall be due and payable, on the Maturity Date.

      SECTION 2.04. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate for such day. Such interest shall be payable monthly in arrears on the last day of each calendar month and on the Maturity Date and, with respect to the principal amount of any Base Rate Loan that is prepaid or converted to a Euro-Dollar Loan, on the date of such prepayment or conversion. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate for such day.

     (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

      The "ADJUSTED LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing
(i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

      The "LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

      "EURO-DOLLAR RESERVE PERCENTAGE" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "EUROCURRENCY LIABILITIES" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

     (c) All amounts payable by the Borrower hereunder or under any other Loan Document not paid when due shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of the Applicable Margin for overdue Base Rate Loans for such day plus the Base Rate for such day.

     (d) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

     (e) Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

      SECTION 2.05. Method of Electing Interest Rates. (a) Each Loan shall initially be a Base Rate Loan. The Borrower may from time to time after the Closing Date elect to change or continue the type of interest rate borne by each Group of Loans (subject to Section 2.05(d) and the provisions of Article 8), as follows:

      (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day; and

      (ii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans as of any Domestic Business Day or may elect to continue such Loans as Euro-Dollar Loans, as of the end of any Interest Period applicable thereto, for an additional Interest Period, subject to Section 2.10 if any such conversion is effective on any day other than the last day of an Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "NOTICE OF INTEREST RATE ELECTION") to the Administrative Agent not later than 10:30 A.M. (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each at least $10,000,000 (unless such portion is comprised of Base Rate Loans). If no such notice is timely received before the end of an Interest Period for any Group of Euro-Dollar Loans, the Borrower shall be deemed to have elected that such Group of Loans be converted to Base Rate Loans at the end of such Interest Period.

      (b)   Each Notice of Interest Rate Election shall specify:

      (i) the Group of Loans (or portion thereof) to which such notice applies;

     (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of Section 2.05(a);

     (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if the Loans resulting from such conversion are to be Euro-Dollar Loans, the duration of the next succeeding Interest Period applicable thereto; and

      (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

      Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

     (c) Promptly after receiving a Notice of Interest Rate Election from the Borrower pursuant to Section 2.05(a), the Administrative Agent shall notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower.

     (d) The Borrower shall not be entitled to elect to convert any Loans to, or continue any Loans for an additional Interest Period as, Euro-Dollar Loans if (i) the aggregate principal amount of any Group of Euro-Dollar Loans created or continued as a result of such election would be less than $10,000,000 or (ii) a Default shall have occurred and be continuing when the Borrower delivers notice of such election to the Administrative Agent.

     (e) If any Loan is converted to a different type of Loan, the Borrower shall pay, on the date of such conversion, the interest accrued to such date on the principal amount being converted.

      SECTION 2.06. Participation Fees. On the Closing Date, the Borrower shall pay to the Administrative Agent for the account of each Bank a participation fee in an amount equal to the sum of (i) 0.50% of the amount of such Bank's Credit Exposure at such date and (ii) the principal amount of loans under the Existing Facilities converted by such Bank to Common Stock of the Borrower pursuant to the Equity Conversion Letters.

      SECTION 2.07. Reduction Events; Mandatory Prepayments. (a) In the event that the Borrower or any of its Subsidiaries shall at any time, or from time to time, receive any Net Cash Proceeds of any Reduction Event, the Borrower shall apply such Net Cash Proceeds in accordance with Section
4.05 of the Collateral Trust and Intercreditor Agreement.

     (b) Except as provided in Section 4.05(a)(i) of the Collateral Trust and Intercreditor Agreement, Net Cash Proceeds applied to Related Exchange Debt in respect of the Existing RCF Facility pursuant to this Section 2.07 and Section 4.05 of the Collateral Trust and Intercreditor Agreement shall be applied ratably FIRST to Related Exchange Debt in respect of "Tranche B Loans" under the Existing RCF Facility, until such Related Exchange Debt shall have been prepaid in full, and then SECOND ratably to Related Exchange Debt in respect of "Tranche A Loans" under the Existing RCF Facility.

      (c) Not later than the earlier of (i) 120 days after the end of each fiscal year of the Borrower, beginning with the fiscal year ending on or about March 3, 2001, and (ii) the date on which the financial statements for such fiscal year are delivered pursuant to Section 5.01(a), the Borrower shall apply an amount equal to 50% of Excess Cash Flow for (i) in the case of the fiscal year ending on March 3, 2001, the three fiscal quarters then most recently ended and (ii) in the case of the fiscal year ending on March 2, 2002, such fiscal year, ratably to (x) reduce the aggregate Revolving Credit Commitments and Term Exposure (each as defined in the Senior Credit Facility) of all the Senior Bank Parties to the extent of the Required Senior Prepayment Amount and in accordance with the terms of Section 2.12 thereof and (y) prepay all loans outstanding under the Existing Facilities.

     (d) Upon receipt from the Borrower of a notice pursuant to Section 4.05(a) of the Collateral Trust and Intercreditor Agreement, the Administrative Agent will promptly notify each Bank of the contents thereof, and of the date of any related prepayment required hereunder. Any required prepayment shall be made together with accrued interest on the amount prepaid, and shall be applied first to the Group of Base Rate Loans and then to such Group or Groups of outstanding Euro-Dollar Loans as the Borrower may elect in such notice, or failing such election as the Administrative Agent may determine in its discretion.

      SECTION 2.08. Optional Prepayments. (a) Subject in the case of any Euro-Dollar Loans to Section 2.10, the Borrower may (i) upon at least one Domestic Business Day's notice to the Administrative Agent, prepay any Base Rate Loans or (ii) upon at least three Euro-Business Days' notice to the Administrative Agent, prepay any Euro-Dollar Loans, in each case in whole at any time, or from time to time in part in amounts aggregating $10,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the Banks.

     (b) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

      SECTION 2.09. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.01. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     (b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

      SECTION 2.10. Funding Losses. If the Borrower makes any payment of principal with respect to any Euro-Dollar Loan (pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of the Interest Period applicable thereto, or if the Borrower fails to prepay, continue or convert any Euro-Dollar Loans after notice has been given to any Bank in accordance with Section 2.05(c), 2.07(b) or 2.08(b), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to prepay, continue or convert, provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of clearly demonstrable error.

      SECTION 2.11. Computation of Interest. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

      SECTION 2.12. Registry. The Administrative Agent shall maintain a register (the "REGISTER") on which it will record the name of each Bank, each Loan made by such Bank and each repayment of any Loan made by such Bank. With respect to any Bank, the assignment or other transfer of the rights to the principal of, and interest on, any Loan made and Note issued pursuant to this Agreement shall not be effective until such assignment or other transfer is recorded on the Register and otherwise complies with
Section 9.06(c). The registration of assignment or other transfer of all or part of any Loans and Notes for a Bank shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement referred to in Section 9.06(c). The Register shall be available at the offices where kept by the Administrative Agent for inspection by the Borrower and any Bank at any reasonable time upon reasonable prior notice to the Administrative Agent. Each Bank shall record on its internal records (including computerized systems) the foregoing information as to its own Loans. Failure to make any such recordation, or any error in such recordation, shall not affect the obligations of any Obligor under the Loan Documents.


                                 ARTICLE 3
                                 CONDITIONS

      SECTION 3.01. Closing Date. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

     (a) receipt by the Agent of counterparts hereof signed by each of the Borrower and the Banks (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

     (b) receipt by the Administrative Agent for the account of each Bank of a duly executed Note dated on or before the Closing Date complying with the provisions of Section 2.02;

     (c) receipt by the Administrative Agent of duly executed counterparts of (i) amendments to each of the Pledge Agreements and (ii) each of the Exchange Debt Collateral Documents other than the Pledge Agreements;

     (d) receipt by the Administrative Agent of opinions of (i) Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Borrower, substantially in the form of Exhibit B-1 hereto, and (ii) Elliot S. Gerson, General Counsel of the Borrower, substantially in the form of Exhibit B-2 hereto, and covering in each case such additional matters relating to the transactions contemplated hereby as the Required Banks may be reasonably request;

     (e) receipt by the Administrative Agent of a copy of the three-year business plan of the Borrower provided to the Senior Bank Parties pursuant to Section 3.01(l) of the Senior Credit Facility;

     (f) receipt by the Administrative Agent of a Perfection Certificate with respect to each Subsidiary Guarantor dated the Closing Date and duly executed by a Financial Officer of the Borrower;

     (g) receipt by the Administrative Agent of the results of a search of the Uniform Commercial Code (or equivalent filings) filings made with respect to the Borrower and each Subsidiary Guarantor in the states (or other jurisdictions) in which the chief executive office of each such Person is located, any offices of such Persons in which records have been kept relating to accounts and the other jurisdictions in which Uniform Commercial Code filings (or equivalent filings) are to be made pursuant to the preceding clause, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Administrative Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under
Section 5.11 or have been released (or arrangements shall have been made for the release or discharge thereof reasonably satisfactory to the Administrative Agent);

     (h) the fact that all requisite material governmental authorities and third parties shall have approved or consented to the transactions contemplated hereby to the extent required, all applicable appeal periods shall have expired and there shall be no governmental or judicial action, actual or threatened, that could reasonably be expected to restrain, prevent or impose burdensome conditions on the transactions contemplated hereby;

     (i) satisfaction by the Administrative Agent with any proposed changes in the management of the Borrower;

     (j) receipt by the Administrative Agent of a copy of the Borrowing Base Certificate (as defined in the Senior Credit Facility) delivered pursuant to Section 3.01(n) of the Senior Credit Facility;

     (k) receipt by the Second Priority Collateral Trustee of a copy of, or a certificate as to coverage under, the insurance policies required by
Section 5.03 and the applicable provisions of the Second Priority Collateral Documents, each of which shall be endorsed or otherwise amended to include a "STANDARD" or "NEW YORK" lender's loss payable endorsement and to name the Second Priority Collateral Trustee as additional insured, in form and substance satisfactory to the Second Priority Collateral Trustee;

     (l) receipt by the Administrative Agent of Phase I desk audits relating to the Mortgaged Properties reasonably satisfactory to the Administrative Agent, from an environmental consulting firm reasonably satisfactory to the Administrative Agent, as to any environmental hazards, liabilities or Remedial Action to which the Borrower or any of the Subsidiaries may be subject;

     (m) the Administrative Agent shall be reasonably satisfied as to the amount and nature of any environmental and employee health and safety exposures to which the Borrower and the Subsidiaries may be subject and the plans of the Borrower with respect thereto;

     (n) each of the Senior Mortgages, the Senior Security Agreement and the Senior Subsidiary Guarantee Agreements shall be in form an substance satisfactory to the Administrative Agent, shall have been duly executed by each Subsidiary Guarantor, and by or on behalf of the Senior Bank Parties, shall have been delivered to the Administrative Agent, and shall be in full force and effect;

     (o) receipt by the Administrative Agent, with a copy for each Bank, of a copy of each Transaction Document reasonably requested by the Administrative Agent, certified by a Financial Officer of the Borrower;

     (p) there shall have been (i) no development in any Existing Litigation after April 10, 2000, and (ii) no litigation or administrative proceeding commenced, that in case of either clause (i) or (ii) could reasonably be expected to have a Material Adverse Effect. There shall have been no development in any Existing Litigation after April 10, 2000, and there shall have been no litigation or administrative proceeding that, in the Banks' sole judgment, could impair the validity, enforceability or priority of the security interests to be granted in favor of the Banks under the Loan Documents;

      (q) there shall have been no material adverse change in the revenues, store operations, inventory, accounts receivable, business or prospects of the Borrower and its Subsidiaries considered as a whole, or to the Borrower's knowledge, in any relationship with any vendor or third party insurance payor of the Borrower or any of its Consolidated Subsidiaries, considered as a whole, since November 2, 1999, other than, in each case, as publicly disclosed before April 10, 2000;

     (r) receipt by the Administrative Agent of copies of all waivers from the lessor of each leased distribution center of the Subsidiary Guarantors of any statutory, common law or contractual landlord's lien with respect to any inventory of any Subsidiary Guarantor delivered to the Senior Administrative Agent (as defined under the Senior Credit Facility) pursuant to Section 3.01(cc) of the Senior Credit Facility;

     (s) the Administrative Agent shall have received standard flood hazard determination certificates in the form required by 12 CFR 22.6 for each Mortgaged Property;

     (t) receipt by the Administrative Agent of all documents it may reasonably request relating to the existence of the Obligors, the corporate authority for and the validity of the Loan Documents and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent;

     (u) receipt by the Administrative Agent of evidence satisfactory to it that the Borrower shall have paid all participation fees payable pursuant to Section 2.06 and all expenses, to the extent invoiced, payable pursuant to Section 9.03;

     (v) receipt by the Administrative Agent of confirmation that the retention of E&Y Restructuring LLC as financial advisor to Davis Polk & Wardwell has been extended to a date not earlier than May 31, 2001;

     (w) receipt by the Administrative Agent of a certificate of a duly authorized officer of the Borrower as to (i) absence of Default, (ii) accuracy of representations and warranties and (iii) such other matters relating to the satisfaction of the conditions specified in this Section
3.01 as the Administrative Agent may reasonably request; and

     (x) receipt by the Administrative Agent of evidence satisfactory to it that the Transactions shall have been consummated in accordance with the Transaction Documents, and the Borrower shall have received not less than $500,000,000 proceeds of the initial borrowing under the Senior Credit Facility.

On and after the Closing Date the rights and obligations of the parties hereto shall be governed by this Agreement; provided the rights and obligations of the parties hereto with respect to any Related Exchange Debt for the period prior to the Closing Date shall continue to be governed by the provisions of the Existing RCF Facility, the Existing PCS Facility or the Existing MGT Term Loan Agreement, as the case may be. The Administrative Agent shall promptly notify the Borrower and each Bank of the effectiveness of this Agreement, and such notice shall be conclusive and binding on all parties hereto.


                                 ARTICLE 4
                       REPRESENTATIONS AND WARRANTIES

      The Borrower represents and warrants that:

      SECTION 4.01. Corporate Existence and Power. The Borrower is a corporation and each Subsidiary Obligor is a corporation (or other entity) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all corporate (or other organizational) powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

      SECTION 4.02. Corporate and Governmental Authorization; No Contravention. (a) The execution, delivery and performance by the Borrower and each Subsidiary Obligor of each Loan Document to which it is a party are within the Borrower's corporate powers or such Subsidiary Obligor's corporate (or other organizational) powers, have been duly authorized by all necessary corporate or other action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws (or other organizational documents) of the Borrower or such Subsidiary Obligor or of any agreement or instrument evidencing or governing Debt of the Borrower or any Subsidiary or any other material agreement, instrument, judgment, injunction, order or decree binding upon the Borrower or any Subsidiary or result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary pursuant to any such agreement, instrument, judgment, injunction, order or decree (other than the Liens created by the Collateral Documents). None of the Borrower or any of its Subsidiaries is in default in any manner under any provision of any Material Financial Obligation, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to have a Material Adverse Effect.

      (b) The execution, delivery and performance by the Borrower and each Subsidiary Obligor of each Transaction Document (other than the Loan Documents) to which it is a party are within the Borrower's corporate powers or such Subsidiary Obligor's corporate (or other organizational) powers, have been duly authorized by all necessary corporate or other action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws (or other organizational documents) of the Borrower or such Subsidiary Obligor or of any agreement or instrument evidencing or governing Debt of the Borrower or any Subsidiary or any other material agreement, instrument, judgment, injunction, order or decree binding upon the Borrower or any Subsidiary or result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary pursuant to any such agreement, instrument, judgment, injunction, order or decree (other than the Liens permitted by Section 5.11).

      SECTION 4.03. Binding Effect. This Agreement and each other Loan Document constitutes a valid and binding agreement of the Borrower and the Subsidiary Guarantors, and each Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms.

      SECTION 4.04. Financial and Other Information. (a) Effective upon and after delivery by the Borrower of the Initial Financial Statements,

      (i) the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of February 26, 2000 and each following fiscal year end of the Borrower and its Consolidated Subsidiaries and the related consolidated statements of income and cash flows for the fiscal year then ended, reported on by Deloitte & Touche (or other independent public accountants of nationally recognized standing) fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year;

      (ii) the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of such fiscal quarter end and each following fiscal quarter end of the Borrower and its Consolidated Subsidiaries (other than the fourth fiscal quarter of any fiscal year) and the related consolidated statements of income and cash flows for the fiscal quarter then ended, set forth in the Borrower's quarterly report on Form 10-Q for the fiscal quarter then ended, a copy of which will be delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the Initial Financial Statements, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal period, subject to normal year-end adjustments; and

      (iii) there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole since May 27, 2000.

      (b) Since November 2, 1999, and until delivery by the Borrower of the Initial Financial Statements, there has been no material adverse effect on the revenues, store operations, inventory, accounts receivable, business or prospects of the Borrower and its Subsidiaries considered as a whole, or to the Borrower's knowledge, in any relationship with any vendor or third party insurance payor of the Borrower or any of its Consolidated Subsidiaries, considered as a whole, other than, in each case, as publicly disclosed before April 10, 2000.

      SECTION 4.05. Accuracy of Information. (a) Subject to any disclosure in the Initial Financial Statements for the period on or before May 27, 2000, all information (other than financial projections) that has been or will hereafter be made available to the Administrative Agent or any Bank by or on behalf of the Borrower or any of its representatives in connection with the transactions contemplated hereby is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements were or are made.

      (b) All financial projections, if any, that have been or will be prepared by or on behalf of the Borrower or any of its representatives and made available to the Administrative Agent or any Bank have been or will be prepared in good faith based upon assumptions that are reasonable at the time made and at the time the related financial projections are made available to the Administrative Agent.

      (c) Subject to any disclosure in the Initial Financial Statements, for the period on or before May 27, 2000, the Borrower has disclosed to the Banks in writing any and all facts which materially and adversely affect the business, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries or the Borrower's ability to perform its obligations under this Agreement.

      SECTION 4.06. Litigation. There has been (a) no development in any Existing Litigation after April 10, 2000, and (b) no litigation or administrative proceeding that in case of either clause (a) or (b) could reasonably be expected to have a Material Adverse Effect. There has been no development in any Existing Litigation after April 10, 2000, and there has been no litigation or administrative proceeding that could, in the Required Banks' sole judgment, impair the validity, enforceability or priority of the security interests to be granted in favor of the Banks under the Loan Documents.

      SECTION 4.07. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA, in each case except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

      SECTION 4.08. Taxes. The Borrower and its Subsidiaries have filed all United States Federal income tax returns, and the Borrower and its Subsidiaries have filed all other material tax returns, which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary Guarantor except where the payment of any such taxes is being contested in good faith by appropriate proceedings. Effective upon delivery by the Borrower of the Initial Financial Statements, the charges, accruals and reserves on the books of the Borrower and its Consolidated Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

      SECTION 4.09. Subsidiaries. Schedule 1.01(c) sets forth a complete and correct list of the Borrower's Subsidiaries as of the Closing Date, and the percentage ownership interest of the Borrower therein. Each of the Borrower's corporate Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Each of the Borrower's Subsidiaries is an "UNRESTRICTED SUBSIDIARY" as referred to in Section 5.09.

      SECTION 4.10. Environmental Matters. In the ordinary course of its business, the Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or hazardous substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a Material Adverse Effect.

      SECTION 4.11. Year 2000 Compliance. The Borrower has (i) initiated a review and assessment of all areas within the business and operations of the Borrower and its Subsidiaries (including those areas affected by suppliers and vendors) that could be adversely affected by the "YEAR 2000 PROBLEM") (that is, the risk that computer applications used by it or any of its Subsidiaries (or their respective supplier and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis and (iii) to date, implemented such plan in substantial accordance with such timetable. The Borrower reasonably believes that all computer applications that are material to the business or operations of the Borrower or any of its Subsidiaries will on a timely basis be able to perform properly date-sensitive functions for all dates before and from and after January 1, 2000, except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

      SECTION 4.12. Other Loan Documents. The representations and warranties of the Borrower and each Subsidiary Obligor set forth in each other Loan Document and Transaction Document are true and correct.

      SECTION 4.13. Insurance. Schedule 4.13 sets forth a true, complete and correct description of all liability, property and casualty insurance maintained by the Borrower or by the Borrower for its Subsidiaries as of the Closing Date. Such insurance is in full force and effect and all premiums have been duly paid. The Borrower and its Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice and as required by the Senior Loan Documents.

      SECTION 4.14. Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each loan made on the Closing Date under the Senior Credit Facility and after giving effect to the application of the proceeds of such loans, (i) the fair value of the assets of the Borrower and the other Obligors, taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of the Borrower and the other Obligors, taken as a whole will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower and the other Obligors, taken as a whole will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrower and the other Obligors will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

      SECTION 4.15. Title to Properties. (a) Each of the Borrower and the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material real properties (including all Mortgaged Properties) and valid title to all other assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens that secure indebtedness for borrowed money, other than Liens expressly permitted by Section 5.11 and as set forth on Schedule 4.15(b)(ii) (or arrangements reasonably satisfactory to the Administrative Agent have been made for the release or discharge of such Liens).

      (b) Schedule 1.01(b) sets forth the address of each Mortgaged Property on the Closing Date. As of the Closing Date, none of the Mortgaged Properties are subject to leases, license agreements or subleases under which the Borrower or any Subsidiary is the lessor/licensor except as set forth on Schedule 4.15(b)(i). Each Mortgaged Property is free of Liens which secure indebtedness for borrowed money except for the Second Priority Mortgages and as set forth on Schedule 4.15(b)(ii) (or arrangements reasonably satisfactory to the Administrative Agent have been made for the release of such Liens).

      (c) Schedule 4.15(c) sets forth the address of every leased warehouse or distribution center in which inventory owned by the Company and or any Subsidiary is located.

      SECTION 4.16. Investment Company Act; Public Utility Holding Company Act. None of the Borrower or any Subsidiary is (a) an "INVESTMENT COMPANY" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "HOLDING COMPANY" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

      SECTION 4.17. Labor Matters. As of the Closing Date, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened. The hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.


                            ARTICLE 5
                            COVENANTS

      The Borrower agrees that, so long as any Loan or other amount payable under any Loan Document remains unpaid:

      SECTION 5.01. Information. The Borrower will deliver to each of the
Banks:

      (a) (i) with respect to the fiscal year of the Borrower ended February 26, 2000 as soon as available but not later than July 11, 2000, and (ii) with respect to each following fiscal year of the Borrower as soon as available and in any event within 90 days (or within such longer period of time, not greater than 120 days, to which the SEC may extend the filing deadline for the Borrower's Annual Report on Form 10-K) after the end of each such fiscal year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on without material qualification by Deloitte & Touche (or other independent public accountants of nationally recognized standing);

      (b) with respect to the fiscal quarter of the Borrower ending May 27, 2000 as soon as available but not later then July 11, 2000, and (ii) with respect to each following fiscal quarter of the Borrower (other than the last fiscal quarter of a fiscal year) as soon as available and in any event within 45 days (or within such longer period of time, not greater than 60 days, to which the SEC may extend the filing deadline for the Borrower's Quarterly Report on Form 10-Q) after the end of each such fiscal quarter, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by a Financial Officer of the Borrower;

      (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of a Financial Officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower (or, in the case of Section 5.13, PCS) was in compliance with the requirements of Sections 5.12, 5.13, 5.14 and 5.15 on the date of such financial statements, (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto and (iii) in the case of the certificate delivered together with the financial statements referred to in clause (a) above, a calculation of Excess Cash Flow for the applicable period specified in
Section 2.07(c) and the amount of the required prepayment of the Loans, if any, in respect thereof;

      (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

      (e) within three Business Days after the end of each fiscal month a certificate of a Financial Officer of the Borrower setting forth in reasonable detail, a description of each disposition of assets not in the ordinary course of business for which the book value or fair market value of the assets of the Borrower or the Subsidiaries disposed or the consideration received therefor was greater than $5,000,000;

      (f) within five Business Days after the end of each calendar month a report, in form and scope satisfactory to the Administrative Agent, summarizing determinations of the borrowing base and utilization under the Senior Credit Facility during such month;

      (g) within five days after any officer of the Borrower obtains knowledge of (i) any Default, if such Default is then continuing, a certificate of a Financial Officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto, or (ii) the filing or commencement of any action, suit or proceeding, whether at law or in equity or by or before any court, governmental authority or other tribunal, against the Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;;

      (h) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

      (i) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the SEC;

      (j) within five days, if and when any member of the ERISA Group (i) gives or any Financial Officer becomes aware that such member is required to give notice to the PBGC of any "REPORTABLE EVENT" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or any Financial Officer knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer, any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC;
(vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of a Financial Officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

      (k) on or prior to the dates specified below (or, in the reasonable discretion of the Administrative Agent, no later than 5 days thereafter):

      (i) a monthly forecast of cash receipts and disbursements, commencing with July, 2000, no later than the first day of each month in respect of such forecast ;

      (ii) a monthly reconciliation of actual cash receipts and disbursements to the forecast for such month delivered pursuant to clause (i) above (or pursuant to the Existing MGT Term Loan
      Agreement), no later than the 25th day of the next succeeding month;

      (iii) a weekly sales report for each week, commencing with the week ending June 17, 2000, no later than the 4th day following the last day of the week in respect of which such sales report is to be delivered;

      (iv) an operating forecast for each month in the fiscal year ending on or closest to February 28, 2002, no later than March 31, 2001; and

      (v) a monthly reconciliation of actual operating results for each month specified in the operating forecast delivered pursuant to clause (iv) above (or pursuant to the Existing MGT Term Loan Agreement) to the budget for such month, no later than the 30th day of the next succeeding month; and

      (l) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries or the Collateral as the Administrative Agent, at the request of any Bank, may reasonably request.

      Information required to be delivered pursuant to clauses (a), (b),
(h) and (i) shall be deemed to have been delivered on the date on which the Borrower provides notice to the Banks that such information has been posted on the Borrower's website on the Internet at the website address listed on the signature pages hereof, at sec.gov/edaux/searches.htm or at another website identified in such notice and accessible by the Banks without charge; provided that (i) such notice may be included in a certificate delivered pursuant to clause (c), and (ii) the Borrower shall deliver paper copies of the information referred to in clauses (a), (b), (h) and (i) to any Bank which requests such delivery.

      SECTION 5.02. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay and discharge, as the same shall become due and payable, (i) all material claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons prior to the time such claims or demands give rise to a material Lien upon any of its property or assets or a material risk of forfeiture of a Mortgaged Property, and (ii) all material taxes, assessments and governmental charges or levies upon it or its property or assets, except where any of the items in clause (i) or (ii) above may be contested in good faith by appropriate proceedings, and the Borrower or such Subsidiary, as the case may be, shall have set aside on its books, in accordance with generally accepted accounting principles, appropriate reserves, if any, for the accrual of any such items.

      SECTION 5.03. Maintenance of Property; Insurance. (a) The Borrower will keep, and will cause each Subsidiary to keep, all property useful in its business in good working order and condition, ordinary wear and tear excepted.

      (b) The Borrower will, and will cause each of its Subsidiaries to, maintain (either in the name of the Borrower or in such Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the Banks, upon request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried. The Borrower will, and will cause each of its Subsidiaries to, maintain such insurance in a coverage amount of not less than 90% of the coverage amount as of the Closing Date, with deductibles, risks covered and other provisions (other than amount of premiums) not materially less favorable to the Borrower and its Subsidiaries as of the Closing Date.

      (c) The Borrower will, and will cause each of the Subsidiary Guarantors to, cause all such policies to be endorsed or otherwise amended to include a "STANDARD" or "NEW YORK" lender's loss payable endorsement, in form and substance satisfactory to the Senior Administrative Agent, the Senior Collateral Agent, the Administrative Agent, and the Second Priority Collateral Trustee which endorsement shall provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from the Senior Administrative Agent, the Senior Collateral Agent, the Second Priority Collateral Trustee or the Administrative Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Borrower and any other Obligor under such policies directly to the Senior Collateral Agent and the Second Priority Collateral Trustee, as their interests may appear, for application pursuant to the Collateral Trust and Intercreditor Agreement; cause all such policies to provide that none of the Borrower, the Senior Administrative Agent, the Senior Collateral Agent, the Second Priority Collateral Trustee, the Administrative Agent, nor any other party shall be a coinsurer thereunder and to contain a "REPLACEMENT COST ENDORSEMENT", without any deduction for depreciation, and such other provisions as the Senior Administrative Agent, the Senior Collateral Agent, the Second Priority Collateral Trustee or the Administrative Agent may reasonably require from time to time to protect their interests; deliver broker's certificates to the Senior Collateral Agent and the Second Priority Collateral Trustee; cause each such policy to provide that it shall not be canceled or not renewed by reason of nonpayment of premium upon not less than 10 days prior written notice thereof by the insurer to the Senior Administrative Agent, the Senior Collateral Agent, the Second Priority Collateral Trustee and the Administrative Agent (giving the Senior Administrative Agent, the Senior Collateral Agent, the Second Priority Collateral Trustee and the Administrative Agent the right to cure defaults in the payment of premiums) or for any other reason upon not less than 30 days' prior written notice thereof by the insurer to the Senior Administrative Agent, the Senior Collateral Agent, the Second Priority Collateral Trustee and the Administrative Agent; deliver to the Senior Administrative Agent, the Senior Collateral Agent, the Second Priority Collateral Trustee and the Administrative Agent, before the cancellation or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Senior Administrative Agent, the Senior Collateral Agent, the Second Priority Collateral Trustee and the Administrative Agent) together with evidence reasonably satisfactory to the Senior Administrative Agent, the Senior Collateral Agent and the Administrative Agent of payment of the premium therefor.

      (d) [Reserved]

      (e) The Borrower will, and will cause each of the Subsidiary Guarantors to, with respect to any Mortgaged Property, carry and maintain comprehensive general liability insurance including the "BROAD FORM CGL ENDORSEMENT" and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in no event for a combined single limit of less than $10,000,000, naming the Senior Collateral Agent (for the benefit of the Senior Bank Parties) and the Second Priority Collateral Trustee (for the benefit of the Second Priority Debt Parties) as additional insured parties, on forms satisfactory to the Senior Collateral Agent and the Second Priority Collateral Trustee.

      (f) The Borrower will notify the Senior Administrative Agent, the Senior Collateral Agent, the Second Priority Collateral Trustee and the Administrative Agent promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section is taken out by the Borrower or its Subsidiaries; and promptly deliver to the Senior Administrative Agent, the Senior Collateral Agent, the Second Priority Collateral Trustee and the Administrative Agent a duplicate original copy of such policy or policies.

      (g) In connection with the covenants set forth in this Section, it is agreed that:

      (i) none of the Administrative Agent, the Banks, or their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section, and (A) the Borrower and each other Obligor shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Administrative Agent, the Second Priority Collateral Trustee, the Banks or their agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Borrower hereby agrees, to the extent permitted by law, to waive its right of recovery, if any, against the Administrative Agent, the Second Priority Collateral Trustee, the Banks and their agents and employees; and

      (ii) the designation of any form, type or amount of insurance coverage by the Administrative Agent, the Second Priority Collateral Trustee or the Required Banks under this Section shall in no event be deemed a representation, warranty or advice by the Administrative Agent, the Second Priority Collateral Trustee or the Banks that such insurance is adequate for the purposes of the business of the Borrower and the Subsidiaries or the protection of their properties.

      SECTION 5.04. Conduct of Business and Maintenance of Existence. Except as otherwise permitted in this Agreement, the Borrower will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary (except where such Subsidiary merges into a Subsidiary Guarantor) to preserve, renew and keep in full force and effect their respective legal existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that the foregoing will not prohibit any merger or liquidation of, or sale of assets by, a Subsidiary that is permitted by Sections 5.18 and 5.19.

      SECTION 5.05. Compliance with Laws. The Borrower will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) applicable to it or its property except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where the failure to comply would not have a Material Adverse Effect.

      SECTION 5.06. Inspection of Property, Books and Records. The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Bank (at such Bank's expense, unless a Default has occurred and is continuing, in which case at the Borrower's expense and after such Bank has consulted the Administrative Agent with respect thereto) to visit and inspect any of their properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

      SECTION 5.07. Restriction on Other Agreements, Payment Limitations, Debt Prepayments. (a) The Borrower will not, and will not permit any Subsidiary to, enter into any agreement which imposes a limitation on incurrence by the Borrower and its Subsidiaries of Liens that (i) would restrict any Subsidiary from granting Liens on any of its assets (including assets in addition to the then-existing Collateral to secure the Second Priority Debt Obligations, the Synthetic Lease Obligations or the Exchange Debt Obligations or (ii) is more restrictive than the limitation on Liens set forth in this Agreement or (iii) which imposes other covenants more restrictive than those set forth in this Agreement except, in each case,
(A) agreements with respect to Debt secured by Liens permitted by Section
5.11 containing restrictions on the ability to transfer or grant Liens on the assets securing such Debt, (B) customary restrictions contained in purchase and sale agreements limiting the transfer of the subject assets pending closing, (C) customary non-assignment provisions in leases and other contracts entered into in the ordinary course of business, (D) pursuant to applicable law, (E) agreements in effect as of the Closing Date and not entered into in contemplation of the Transactions and (F) the other Existing Facilities Documents and the Forward Commitment Agreement as in effect on the Closing Date.

      (b) The Borrower will not, and will not permit any Subsidiary to, enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (i) make Restricted Payments in respect of any capital stock of such Subsidiary held by, or pay any Debt owed to, the Borrower or any other Subsidiary, (ii) make any Investment in the Borrower or any other Subsidiary, or (iii) transfer any of its assets to the Borrower or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of (A) any restriction existing under the Loan Documents, the Second Priority Debt Documents, the Senior Loan Documents, the Indentures or the Forward Commitment Agreement, (B) any restrictions with respect to PCS imposed pursuant to a PCS Disposition pending the consummation thereof, (C) customary non-assignment provisions in leases and other contracts entered into in the ordinary course of business, and (D) as required by applicable law.

      (c) The Borrower will not, and will not permit any Subsidiary to, make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption or, or otherwise voluntarily or optionally defease, debt under the other Existing Facilities, the Synthetic Lease Facilities, the Existing Notes (as defined in Annex 3) (other than pursuant to the Exchange Offer (as defined in Annex 3)), the Exchange Notes or any other Debt for borrowed money of the Borrower or any Subsidiary, or segregate funds for any such payment, prepayment, repurchase, redemption or defeasance, except for refinancings, refundings and exchanges pursuant to
Section 5.16(d), repurchases or redemption of such Debt for consideration consisting solely of common stock of the Borrower or Qualified Preferred Stock or prepayments of Capital Leases in connection with the sale, closing or relocation of Stores.

      SECTION 5.08. Further Assurances. The Borrower will, and will cause each of the Subsidiary Obligors to, execute any and all further documents, financing statements, recordations, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, recordations, mortgages and deeds of trust) that may be required under applicable law, or that the Required Banks, the Administrative Agent or the Second Priority Collateral Trustee may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Exchange Debt Collateral Documents. The Borrower will cause any subsequently acquired or organized Domestic Subsidiary to execute a Second Priority Subsidiary Guarantee Agreement, Second Priority Indemnity, Subrogation and Contribution Agreement, Second Priority Subsidiary Security Agreement, a First Priority Security Agreement and any applicable financing statement or other recordation from time to time, and to comply with the terms thereof. The Borrower agrees to cause to be provided such evidence as the Second Priority Collateral Trustee or the Administrative Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

      SECTION 5.09. Subsidiaries. The Borrower will cause all of its Subsidiaries that own Collateral to be "UNRESTRICTED SUBSIDIARIES" as defined in, and for all purposes of, each of the Indentures and will deliver such documents to the trustees under each of the Indentures and take such actions thereunder as may be necessary to effect the foregoing.

      SECTION 5.10. Restriction on Sale and Leaseback Transactions. Except for a sale or transfer by a Subsidiary to a Subsidiary Guarantor, the Borrower will not, and will not permit any Subsidiary to, enter into any Sale and Leaseback Transaction after the Closing Date other than

      (a) a Sale and Leaseback Transaction listed on Schedule 5.10,

      (b) with respect to any property other than a Mortgaged Property owned by the Borrower or any Subsidiary Guarantor as of the Closing Date, for a lease for a period, including renewals, not exceeding 24 months, by the end of which period it is intended that the use of such property or equipment by the lessee will be discontinued; provided, however, that such Sale and Leaseback Transaction will be subject to Section 5.19(b),

      (c) with respect to any property other than a Mortgaged Property, if entered into in respect of property acquired, developed or constructed by the Borrower or a Subsidiary after the Closing Date, if such Sale and Leaseback Transaction is entered into within 24 months from the date of completion of such acquisition, development or construction (which, in the case of any Store, shall be deemed to be 24 months from the date of the opening of such Store), or

      (d) if none of clauses (a) through (c) above are applicable, any other Sale and Leaseback Transaction not involving a Mortgaged Property, subject to Section 5.19(b).

      SECTION 5.11. Restriction on Liens. The Borrower will not, and will not permit any Subsidiary to, create, issue, incur, assume or guarantee any Secured Debt; provided that the foregoing covenant shall not apply to the following:

      (a) (i) any Lien on any property in connection with a Sale and Leaseback Transaction permitted by Section 5.10, (ii) the acquisition by the Borrower or a Subsidiary of property subject to any Lien upon such property existing at the time of acquisition thereof, whether or not assumed by the Borrower or such Subsidiary and not created in anticipation of such acquisition, which acquisition is not otherwise prohibited by this Agreement, or (iii) any conditional sales agreement or other title retention agreement with respect to any property hereafter acquired; provided that the Lien does not attach to other property except unimproved real property previously owned upon which any new construction has taken place and subsequent additions to such acquired or constructed property;

      (b) any Lien created for the sole purpose of extending, renewing or refunding, in whole or part, any Lien permitted by this Section 5.11 or any Lien securing the Debt of the Borrower or of any Subsidiary on the date of this Agreement or of a corporation at the time such corporation becomes a Subsidiary, or any extensions, renewals or refundings of any such Lien; provided that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or refunding and that such extension, renewal or refunding Lien shall be limited to all or that part of the same property which secured the Debt so extended, renewed or refunded;

      (c) any Lien securing Debt of a Subsidiary owing to a Subsidiary
Guarantor;

      (d) any Lien created by the Loan Documents;

      (e) any Lien created by the Senior Loan Documents; provided that (i) with respect to any specific Collateral which is also Senior Collateral, a Lien is created simultaneously under the Second Priority Collateral Documents and is subject to the Collateral Trust and Intercreditor Agreement and (ii) the aggregate principal amount of Senior Debt
Obligations to be secured by such Lien shall not exceed the amount permitted by Section 6.02 of the Collateral Trust and Intercreditor Agreement; and provided further that no such Lien may attach to Exchange Debt First Priority Collateral;

      (f) any Lien under the PCS Pledge Agreement and the Drugstore.com Pledge Agreement in favor of the Existing Facility Parties and the Synthetic Lease Parties, provided that such Lien is limited to the "COLLATERAL" as such term is defined in each such document;

      (g) existing Liens under the Synthetic Lease Documents and Liens under Synthetic Leases permitted pursuant to Section 5.25;

      (h) Liens identified on Schedule 5.11(h); provided, however, that such Liens do not attach to any other property other than that identified in such Schedule;

      (i) Liens in respect of Debt or Attributable Debt permitted under Sections 5.16(f), (g), (h), (i) and (j) so long as such Liens attach only to (i) the equipment subject to such financing, (ii) the property to which they attach on the Closing Date (or in the case of any operating lease which is reclassified as a Capital Lease, any property subject to such lease on the Closing Date), or (iii) the property or assets constructed, developed or purchased with such financing; and

      (j) any Lien on Net Cash Proceeds of Reduction Events allocated to the Exchange Note Obligations in accordance with the Collateral Trust and Intercreditor Agreement, which Lien arises pursuant to Section 10.14 of the Exchange Note Indenture.

      SECTION 5.12. Capital Expenditures. The aggregate amount of
Consolidated Capital Expenditures for any period set forth below shall not exceed the amount set forth below opposite such period:


        PERIOD                                                AMOUNT

                                  IF NO PCS DIVESTITURE HAS
                                    BEEN CONSUMMATED ON OR         IF A PCS DIVESTITURE HAS
                                    BEFORE THE LAST DAY OF          BEEN CONSUMMATED ON OR
                                     SUCH PERIOD, MAXIMUM           BEFORE THE LAST DAY OF
                                     CONSOLIDATED CAPITAL          SUCH PERIOD, MAXIMUM RETAIL
                                          EXPENDITURES              CAPITAL EXPENDITURES

Fiscal quarter ending on                   $70,000,000            $64,000,000
August 26, 2000
Two fiscal quarters ending on             $138,000,000           $125,000,000
November 25, 2000
Three fiscal quarters ending              $205,000,000           $186,000,000
on March 3, 2001
Four fiscal quarters ending on            $270,000,000           $245,000,000
June 2, 2001
Four fiscal quarters ending on            $265,000,000           $241,000,000
September 1, 2001
Four fiscal quarters ending on            $265,000,000           $242,000,000
December 1, 2001
Four fiscal quarters ending on            $265,000,000           $243,000,000
March 2, 2002
Four fiscal quarters ending on            $265,000,000           $243,000,000
June 1, 2002


      SECTION 5.13. Minimum EBITDA. The aggregate amount of Consolidated EBITDA, Retail EBITDA or PCS EBITDA, as the case may be, for any period set forth below shall not be less than the amount set forth below opposite such period:


           PERIOD                                               AMOUNT
                                          IF NO PCS
                                         DIVESTITURE           IF A PCS            IF NO PCS
                                          HAS BEEN           DIVESTITURE          DIVESTITURE
                                       CONSUMMATED ON         HAS BEEN             HAS BEEN
                                       OR BEFORE THE       CONSUMMATED ON       CONSUMMATED ON
                                      LAST DAY OF SUCH     OR BEFORE THE         OR BEFORE THE
                                      PERIOD, MINIMUM     LAST DAY OF SUCH     LAST DAY OF SUCH
                                       CONSOLIDATED       PERIOD, MINIMUM      PERIOD, MINIMUM
                                          EBITDA           RETAIL EBITDA         PCS EBITDA

Fiscal quarter ending on August        $95,000,000           $75,000,000         N/A
26, 2000
Two fiscal quarters ending on         $232,000,000          $178,000,000         N/A
November 25, 2000
Three fiscal quarters ending on       $426,000,000          $335,000,000         N/A
March 3, 2001
Four fiscal quarters ending on            N/A                   N/A             $100,000,000
March 3, 2001
Four fiscal quarters ending on        $569,000,000          $444,000,000         N/A
June 2, 2001
Four fiscal quarters ending on        $646,000,000          $504,000,000         N/A
September 1, 2001
Four fiscal quarters ending on        $722,000,000          $563,000,000         N/A
December 1, 2001
Four fiscal quarters ending on        $860,000,000          $689,000,000        $100,000,000
March 2, 2002
Four fiscal quarters ending on        $894,000,000          $720,000,000         N/A
June 1, 2002



      SECTION 5.14. Minimum Interest Coverage Ratio. At no time shall the Consolidated Interest Coverage Ratio or the Retail Interest Coverage Ratio, as the case may be, for any period be less than the amount set forth below opposite such period:


        PERIOD                                                       AMOUNT

                                          IF NO PCS DIVESTITURE HAS          IF A PCS DIVESTITURE HAS BEEN
                                         BEEN CONSUMMATED ON OR BEFORE        CONSUMMATED ON OR BEFORE THE
                                         THE LAST DAY OF SUCH PERIOD,         LAST DAY OF SUCH PERIOD, THE
                                          THE MINIMUM CONSOLIDATED               MINIMUM RETAIL INTEREST
                                          INTEREST COVERAGE RATIO                   COVERAGE RATIO

Fiscal quarter ending on August                   .70                                   .67
26, 2000
Two fiscal quarters ending on                     .81                                   .79
November 25, 2000
Three fiscal quarters ending on                   .96                                   .95
March 3, 2001
Four fiscal quarters ending on                    .96                                   .94
June 2, 2001
Four fiscal quarters ending on                   1.07                                  1.04
September 1, 2001
Four fiscal quarters ending on                   1.18                                  1.14
December 1, 2001
Four fiscal quarters ending on                   1.39                                  1.37
March 2, 2002
Four fiscal quarters ending on                   1.40                                  1.40
June 1, 2002


      SECTION 5.15. Minimum Fixed Charge Coverage Ratio. At no time shall the Consolidated Fixed Charge Coverage Ratio or the Retail Fixed Charge Coverage Ratio, as the case may be, for any period set forth below be less than the amount set forth below opposite such period:


        PERIOD                                                       AMOUNT

                                          IF NO PCS DIVESTITURE HAS          IF A PCS DIVESTITURE HAS BEEN
                                         BEEN CONSUMMATED ON OR BEFORE        CONSUMMATED ON OR BEFORE THE
                                         THE LAST DAY OF SUCH PERIOD,         LAST DAY OF SUCH PERIOD, THE
                                          THE MINIMUM CONSOLIDATED            MINIMUM RETAIL FIXED CHARGE
                                         FIXED CHARGE COVERAGE RATIO               COVERAGE RATIO

Fiscal quarter ending on August                    .83                                   .83
26, 2000
Two fiscal quarters ending on                      .89                                   .88
November 25, 2000
Three fiscal quarters ending on                    .96                                   .95
March 3, 2001
Four fiscal quarters ending on                     .96                                   .94
June 2, 2001
Four fiscal quarters ending on                    1.01                                   .99
September 1, 2001
Four fiscal quarters ending on                    1.06                                  1.04
December 1, 2001
Four fiscal quarters ending on                    1.19                                  1.17
March 2, 2002
Four fiscal quarters ending on                    1.20                                  1.19
June 1, 2002


      SECTION 5.16. Restriction on Debt. The Borrower will not, and will not permit any of its Subsidiaries to, incur or at any time be liable with respect to any Debt or any Attributable Debt in respect of any Sale and Leaseback Transaction except:

      (a) Debt under the Senior Loan Documents in a principal amount no greater than the amount permitted by Section 6.02 of the Collateral Trust and Intercreditor Agreement;

      (b) Debt under the Loan Documents, the other Existing Facility Obligations, the Exchange Note Obligations, and Debt under the Indentures in each case in a principal amount not greater than the principal amount thereof on the Closing Date after giving effect to the Transactions; provided that no Subsidiary Obligor will have any liability thereon except its obligations under the Second Priority Collateral Documents or the Exchange Debt First Priority Collateral Documents;

      (c) Attributable Debt of (i) the Synthetic Lease Obligations in a principal amount not greater than the principal amount thereof on the Closing Date, plus amounts permitted pursuant to Section 5.25; provided that no Subsidiary Guarantor will have any liability thereon except its obligations under the Second Priority Collateral Documents and (ii) any Sale and Leaseback Transactions in existence on the Closing Date;

      (d) unsecured Debt of the Borrower extending, or having the effect of extending the maturity of, or refunding, refinancing or exchanging, in whole or in part, Debt described in clauses (a), (b) and (c), provided that
(i) the terms of any such extending, refunding, refinancing or exchanging of Debt, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise permitted by the Loan Documents, (ii) the terms relating to principal amount, amortization, maturity, convertibility and subordination (if any), and other material terms taken as a whole, of any such extending, refunding, refinancing or exchanging of Debt, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Borrower and the Subsidiaries or the Banks than the terms of any agreement or instrument governing the Debt being extended, refunded, refinanced or exchanged and the interest rate applicable to such extending, refunding or refinancing or exchanging of Debt does not exceed the then applicable market interest rate and (iii) the principal amount of such extending, refunding, refinancing or exchanging of Debt shall not be increased above the principal amount of the Debt being extended, refunded, refinanced or exchanged outstanding immediately prior to such extension, refunding, refinancing or exchanging;

      (e) indorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

      (f) Debt for borrowed money and Capital Leases existing on the date hereof and set forth in Schedule 5.16(f), but not any extensions, renewals or replacements of such Debt;

      (g) Debt or Attributable Debt in respect of Capital Leases (whether or not in the form of Sale and Leaseback Transactions or Synthetic Leases) so long as such Capital Leases were leases existing as of the Closing Date, which are reclassified from operating leases to Capital Leases;

      (h) Debt (including Capital Leases) and Attributable Debt in respect of Synthetic Leases and Sale and Leaseback Transactions in respect of equipment financing or leasing in the ordinary course of business of the Borrower and its Subsidiaries consistent with past practices;

      (i) Debt (including Capital Leases) and Attributable Debt in respect of Synthetic Leases and Sale and Leaseback Transactions entered into to finance the acquisition, development, construction or opening of any Store after the Closing Date which is not inconsistent with the Borrower's business plan delivered pursuant to Section 3.01(e); provided that such Debt or Attributable Debt is (x) incurred within 24 months of the completion of the acquisition, development, construction or opening thereof, and any Lien securing such Debt or Attributable Debt is limited to the Store financed with the proceeds thereof or (y) in the case of a Sale and Leaseback Transaction, permitted under Section 5.10(a), (b) or (c);

      (j) Debt (including Capital Leases) and Attributable Debt in respect of Synthetic Leases and Sale and Leaseback Transactions incurred to finance the acquisition after the Closing Date of property or assets provided that
(i) such Debt or Attributable Debt is incurred within 24 months of the acquisition of such property or assets, (ii) any Lien securing such Debt or Attributable Debt is limited to the property or assets financed with the proceeds thereof and (iii) the aggregate principal amount of Debt and Attributable Debt incurred pursuant to this clause (j) shall not exceed $50,000,000 at any time outstanding;

      (k) Debt in respect of the Independent Standby Letters of Credit, or any extension, renewals, replacements or reissuances thereof; provided that the aggregate drawable stated amount and unreimbursed drawings of all Independent Standby Letters of Credit outstanding at any time shall not exceed $34,000,000 less the stated amount of any such letters of credit which expire or are not extended, replaced or renewed;

      (l) Debt of the Borrower and its Subsidiaries in respect of intercompany Investments permitted under Section 5.17(a); and

      (m) unsecured Debt of the Borrower not otherwise permitted by this
Section in an aggregate principal amount at any time outstanding not to exceed (i) $100,000,000 less (ii) the aggregate amount of any increases in the amount of Debt permitted under subsection (a) above by reason of clause
(i) of the proviso to Section 6.02 of the Collateral Trust and Intercreditor Agreement.

      SECTION 5.17. Limitation on Investments and Acquisitions. (a) Neither the Borrower nor any Subsidiary will make or acquire any Investment in any Person other than:

      (i) Investments in Subsidiary Guarantors, other than PCS and its Subsidiaries;

      (ii) Investments of the Borrower and the Subsidiary Guarantors in existence on the Closing Date;

      (iii) advances made by Rite Aid Hdqtrs. Corp. to PCS that reduce the intercompany payable due from Rite Aid Hdqtrs. Corp. to PCS;

      (iv) Temporary Cash Investments;

      (v) Investments received as consideration for any sale or other disposition permitted by Section 5.19;

      (vi) Investments in Drugstore.com existing on the date hereof;

      (vii) Investments of PCS and its Subsidiaries in PCS and its Subsidiaries;

      (viii) Investments by the Subsidiaries of the Borrower in the Borrower, but only to the extent that the uses of the proceeds of such Investments would be permitted as uses of proceeds of the loans made under the Senior Credit Facility pursuant to Section 5.24(b) thereof;

      (ix) Exchange Notes issued by the Borrower to and held by SPV pursuant to the Forward Commitment Agreement; and

      (x) any Investment by a Subsidiary Guarantor in a Person other than a Subsidiary that is not otherwise permitted by the foregoing clauses of this Section if, immediately after such Investment is made or acquired, the aggregate net book value of all Investments permitted by this clause (x) does not exceed at any one time outstanding the greater of (A) $200,000,000 or (B) after the delivery of the Initial Financial Statements, 10% of Consolidated Net Worth.

      (b) The Borrower will not, and will not permit any Subsidiary to, consummate any Business Acquisition to the extent that the aggregate consideration paid or payable by the Borrower or any Subsidiary (including Debt assumed or consolidated in accordance with generally accepted accounting principles) in connection with all such Business Acquisitions on or after the Closing Date would exceed $15,000,000.

      SECTION 5.18. Consolidations and Mergers. (a) Without limiting the restrictions on Business Acquisitions set forth above, the Borrower will not consolidate or merge with or into any other Person; provided that the Borrower may merge with another Person if (i) the Borrower is the corporation surviving such merger, (ii) immediately after giving effect to such merger, no Default shall have occurred and be continuing, and (iii) if such other Person is a Subsidiary Guarantor, such Subsidiary Guarantor shall have no property that constitutes Collateral.

      (b) No Subsidiary Guarantor will consolidate or merge with or into any other Person, except

      (i) without limiting the restrictions on Business Acquisitions set forth above, a Subsidiary Guarantor may merge with another Person if
      (A) either (1) a Subsidiary Guarantor is the corporation surviving such merger, or (2) the Subsidiary Guarantor that merges with such Person shall have no property that constitutes Second Priority Collateral, and (B) immediately after giving effect to such merger, no Default shall have occurred and be continuing,

      (ii) PCS or its Subsidiaries may consolidate with or merge into another Person as part of a PCS Disposition.

      SECTION 5.19. Dispositions of Assets. (a) The Borrower will not dispose of any capital stock of any Subsidiary Guarantor other than to another Subsidiary Guarantor, or permit any Subsidiary Guarantor to issue capital stock to any Person other than the Borrower or another Subsidiary Guarantor, except in each case for a PCS Disposition; provided that no such issuance or disposition of capital stock of PCS shall be to any Subsidiary Guarantor and no such issuance or disposition of capital stock of a Subsidiary of PCS shall be to the Borrower or any Subsidiary Guarantor other than PCS or a Subsidiary of PCS.

      (b) The Borrower will not, and will not permit any Subsidiary Guarantor to, dispose of any property or assets except

      (i) any Permitted Disposition;

      (ii) any PCS Disposition or sale or other disposition of the capital stock of Drugstore.com;

      (iii) any other disposition of property or assets of the Borrower or any Subsidiary for fair value not in the ordinary course of business; provided that with respect to such dispositions of Collateral under this clause, (1) at least 75% of the consideration therefor shall consist of cash, and (2) the Net Cash Proceeds of such disposition of Collateral are applied as provided in Section 4.05 of the Collateral Trust and Intercreditor Agreement.

     (c) The consideration received by the Borrower or the applicable Subsidiary Guarantor for any PCS Disposition or the disposition of the capital stock of Drugstore.com shall be for the fair market value of such disposition and consist solely of a combination of at least 75% cash and no more than 25% of publicly traded securities, in each case payable and deliverable at the closing of such disposition, unless, (i) in the case of a PCS Disposition, the "REQUIRED BANKS" under the PCS Facility otherwise agree or (ii) in the case of a disposition of the capital stock of Drugstore.com, the "REQUIRED BANKS" under the RCF Facility otherwise agree. Consideration in the form of forgiveness of intercompany obligations shall be disregarded for purposes of determinations of compliance with this
Section 5.19(c).

      SECTION 5.20. Use of Proceeds. The proceeds of the "Tranche A Loans" made under the Existing RCF Facility and (ii) loans made under the Existing PCS Facility that are in each case Related Exchange Debt, were used by the Borrower solely to repay commercial paper maturing on or prior to the date of the related borrowing thereunder or to extend and renew loans outstanding under the Existing RCF Facility or the Existing PCS Facility, as the case may be, the proceeds of which loans were used solely to repay commercial paper (or to refund other borrowings the proceeds of which were used solely to repay commercial paper), which commercial paper provided funds for the payment of the purchase price of the capital stock of PCS. The proceeds of the "Tranche B Loans" made under the Existing RCF Facility and Loans made under the Existing MGT Term Loan Agreement that are in each case Related Exchange Debt, were used by the Borrower for the Borrower's general corporate purposes. No such use of proceeds have or will be, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "MARGIN STOCK" within the meaning of Regulation U, other than publicly traded securities issued to the Borrower in connection with the sale of the capital stock of PCS. The Borrower will ensure that no such use of proceeds violates Regulation T, U or X.

      SECTION 5.21. Restrictions on Asset Holdings by the Borrower. The Borrower will not at any time (i) make or hold any Investments other than investments in the capital stock of Drugstore.com and its Subsidiaries (including any distributions or other assets received in respect thereto), Investments received as consideration in connection with the PCS Disposition or a disposition of Drugstore.com, intercompany advances to Subsidiaries, and Investments permitted by clause (iii) below, (ii) acquire or hold any Stores, other capital assets, inventory or accounts receivable, other than any real estate which the Borrower holds only as lessor, and which is leased and operated by another Person, or (iii) acquire or hold cash, cash equivalents, Temporary Cash Investments or balances in bank accounts other than such amounts as are reasonably anticipated (at the time so acquired or held) to be utilized within five Business Days to pay costs, expenses and other obligations of the Borrower referred to in Section 5.24(b) of the Senior Credit Facility.

      SECTION 5.22. Restricted Payments. After the date hereof, neither the Borrower nor any Subsidiary will declare or make any Restricted Payment other than

      (a) payments of dividends to Subsidiary Guarantors,

      (b) payments of cash dividends required to be made in respect of the capital stock listed on Schedule 5.22(b), and

      (c) payments of cash dividends to the Borrower to the extent necessary to enable the Borrower to make payments otherwise permitted by the Loan Documents;

provided that no such Restricted Payments may be made by PCS or any Subsidiary of PCS to any Person other than PCS or a Subsidiary of PCS.

      SECTION 5.23. Business of Borrower and Subsidiaries. The Borrower will not, and will not cause or permit any of the Subsidiaries to, engage at any time in any business or business activity other than the business conducted on the Closing Date by it and business activities reasonably incidental thereto. Without limitation of the foregoing, the Borrower will not permit SPV to have any assets or liabilities or conduct any business other than as specifically contemplated by the Forward Commitment Agreement.

      SECTION 5.24. Transactions with Affiliates. The Borrower will not, and will not cause or permit any of the Subsidiaries to, directly or indirectly enter into or conduct any transactions or series of transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any Affiliate of the Borrower, other than the payment of transaction costs approved by the Administrative Agent before the Closing Date (an "AFFILIATE TRANSACTION"), other than

      (a) the payment of compensation to directors, officers, and employees of the Borrower and its Subsidiaries in the ordinary course of business;

      (b) payments in respect of Affiliate Transactions required to be made pursuant to agreements or arrangements in effect on the Closing Date and set forth in Schedule 5.24 hereto;

      (c) Affiliate Transactions involving the acquisition of inventory in the ordinary course of business, provided that (i) the terms of such Affiliate Transaction are (A) set forth in writing, (B) in the best interests of the Borrower or such Subsidiary as the case may be, and (C) no less favorable to the Borrower or such Subsidiary, as the case may be, than those that could be obtained in a comparable arm's length transaction with a person that is not an Affiliate of the Borrower, and (ii) if such Affiliate Transaction involves aggregate payments or value in excess of $50,000,000, the board of directors of the Borrower (including a majority of the disinterested members of the board of directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clauses (i)(B) and (C) of this paragraph;

      (d) the issuance of Exchange Notes by the Borrower to SPV as contemplated by the Forward Commitment Agreement;

      (e) Affiliate Transactions between or among the Borrower and/or one or more Subsidiary Guarantors; provided that any such transaction between PCS or a Subsidiary of PCS (a "PCS ENTITY"), on the one hand, and the Borrower or a Subsidiary Guarantor which is not a PCS Entity, on the other hand, shall be in the ordinary course of business; and

      (f) any other Affiliate Transaction, provided that (i) the terms of such Affiliate Transaction are (A) set forth in writing, (B) in the best interests of the Borrower or such Subsidiary, as the case may be, and (C) no less favorable to the Borrower or such Subsidiary, as the case may be, than those that could be obtained in a comparable arm's length transaction with a person that is not an Affiliate of the Borrower, and (ii) if such Affiliate Transaction involves aggregate payments or value in excess of $25,000,000 in any 12-month period, the board of directors of the Borrower (including a majority of the disinterested members of the board of directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clauses
(i)(B) and (i)(C) of this paragraph and (iii) if such Affiliate Transaction involves aggregate payments or value in excess of $50,000,000 in any 12-month period, the Borrower obtains a written opinion from an independent investment banking firm or appraiser of national prominence, as appropriate to the effect that such transaction is fair to the Borrower or such Subsidiary, as the case may be, from a financial point of view.

      SECTION 5.25. New Synthetic Leases. Neither the Borrower nor any Subsidiary will enter into any Synthetic Lease after the Closing Date if, after giving effect thereto, the aggregate amount financed under all Synthetic Leases entered into in any period of twelve consecutive calendar months commencing after the date hereof would exceed $35,000,000 unless such Synthetic Lease is otherwise permitted under Section 5.16(h), (i) or
(j).

      SECTION 5.26. Corporate Separateness. The Borrower will, and will cause each Subsidiary to, take all necessary steps to maintain its identity as a separate legal entity from other Persons and to make it manifest to third parties that it is an entity with assets and liabilities distinct from those of each of other Person.

      SECTION 5.27. Limitation on Derivative Obligations. The Borrower will not, and will not permit any of its Subsidiaries to, incur or at any time be liable with respect to any monetary liability under any Derivative Obligations; unless such Derivative Obligations are entered into for bona fide hedging purposes of the Borrower or its Subsidiary Guarantors (as determined in good faith by the board of directors or senior management of the Borrower) and correspond in terms of notional amount, duration, currencies and interest rates, as applicable, to Debt of the Borrower or its Subsidiary Guarantors incurred without violation of this Agreement or to business transactions of the Borrower or its Subsidiary Guarantors on customary terms entered into in the ordinary course of business, and do not exceed an amount equal to the aggregate principal amount of the Senior Obligations and the Second Priority Debt Obligations.


                                 ARTICLE 6
                                  DEFAULTS

      SECTION 6.01. Events of Default. If one or more of the following events ("EVENTS OF DEFAULT") shall have occurred and be continuing:

      (a) the Borrower shall fail to pay when due any principal of any Loan, or shall fail to pay within five days of the due date thereof any interest, fees or other amount payable hereunder;

      (b) the Borrower or any Subsidiary Guarantor shall fail to observe or perform any covenant contained in Sections 5.07, 5.10, 5.11, 5.12, 5.13, 5.14, 5.15, 5.16, 5.17, 5.18, 5.19, 5.20, 5.21, 5.22, 5.23, 5.24, 5.25,
5.26 and 5.27;

      (c) the Borrower or any Subsidiary Guarantor shall fail to observe or perform any covenant or agreement contained in the Loan Documents (other than those covered by clause (a) or (b) above) in the case of covenants set forth in Section 5.06, for 5 days, and in the case of any other such covenant, for 20 days after written notice thereof has been given to the Borrower by the Administrative Agent at the request of the Required Banks;

      (d) any representation, warranty, certification or statement made (or deemed made) by the Borrower or any Subsidiary Guarantor in any Loan Document or in any certificate, financial statement or other document delivered pursuant to any Loan Document shall prove to have been incorrect in any material respect when made (or deemed made);

      (e) the Borrower or any Subsidiary shall fail to make any payment in respect of any Material Financial Obligations, including any obligation to reimburse letter of credit obligations or to post cash collateral in respect thereof, when due or within the applicable grace period;

      (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Financial Obligations;

      (g) any event or condition shall occur (other than in connection with a violation of Section 5.17, 5.18 or 5.19 of the Senior Credit Facility) which enables (or, if such event or condition does not otherwise give rise to a Default hereunder, which with the giving of notice or lapse of time or both would enable) the holder of such Material Financial Obligations or any Person acting on such holder's behalf to accelerate the maturity thereof;

      (h) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

      (i) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

      (j) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $25,000,000;

      (k) judgments or orders, individually or in the aggregate, for the payment of money in excess of $25,000,000 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days;

      (l) (i) any Lien created by any Second Priority Collateral Document shall at any time fail to constitute a valid and (to the extent required by such Collateral Document) perfected Lien on all of the Second Priority Collateral purported to be subject thereto, securing the obligations purported to be secured thereby, with the priority required by the Second Priority Loan Documents; provided, however, such failure continues uncured for 30 days, or (ii) the Borrower or any Subsidiary shall so assert in writing, or any Second Priority Collateral Document shall become invalid or the Borrower or any Subsidiary shall so assert in writing; or

      (m) any Lien created by the First Priority Subsidiary Security Agreement or either Pledge Agreement shall at any time fail to constitute a valid and (to the extent required thereby) perfected Lien on all of the collateral purported to be subject thereto, securing the obligations purported to be secured thereby, with the priority required by the Loan Documents, or the Borrower shall so assert in writing; or

      (n) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) (other than Green Equity Investors III, L.P., and its Affiliates) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) of 20% or more of the outstanding shares of common stock of the Borrower; or, during any period of 12 consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower;

then, and in every such event, the Administrative Agent shall if requested by Banks holding more than 50% in aggregate principal amount of the Loans, by notice to the Borrower declare the Loans (together with accrued interest thereon) to be, and the Loans (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (h) or (i) above with respect to the Borrower, without any notice to the Borrower or any other act by the Administrative Agent or the Banks, Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower

      SECTION 6.02. Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                                 ARTICLE 7
                          THE ADMINISTRATIVE AGENT

      SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with all such powers as are reasonably incidental thereto.

      SECTION 7.02. Administrative Agent and Affiliates. Morgan Guaranty Trust Company of New York (or any successor Administrative Agent that is a
Bank) shall have the same rights and powers under the Loan Documents as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and Morgan Guaranty Trust Company of New York (or any such successor) and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Administrative Agent.

      SECTION 7.03. Action by Administrative Agent. The obligations of the Administrative Agent under the Loan Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6 and in the Collateral Documents.

      SECTION 7.04. Consultation with Experts. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

      SECTION 7.05. Liability of Administrative Agent. Neither the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it or any of them in connection herewith (i) with the consent or at the request of the Required Banks (or such other number or percentage of Banks as may be specified in the Loan Documents for particular purposes) or (ii) in the absence of its or their own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

      SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Credit Exposure, indemnify the Administrative Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

      SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

      SECTION 7.08. Successor Administrative Agent. (a) The Administrative Agent may (i) resign at any time by giving notice thereof to the Banks and the Borrower (ii) be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right, with (so long as no Default shall have occurred and be continuing) the consent of the Borrower, to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring or removed Administrative Agent may (i) on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000 or (ii) by notice to the Banks, declare its resignation immediately effective, in which event the responsibilities of the Administrative Agent under the Loan Documents shall thereafter be discharged by the Required Banks collectively until such time as they shall have appointed a successor Administrative Agent in accordance with the foregoing provisions of this Section. Upon the acceptance of its appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring or removed Administrative Agent. The retiring or removed Administrative Agent shall be discharged from its duties and obligations under the Loan Documents upon the acceptance of appointment by a successor Administrative Agent, or if earlier, upon the giving of notice by the retiring or removed Administrative Agent pursuant to clause (ii) of the second preceding sentence. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

      (b) The parties hereto agree that effective July 31, 2000, (i) Morgan Guaranty Trust Company of New York shall resign as Administrative Agent and
(ii) Citicorp USA, Inc. shall be appointed successor Administrative Agent, all without further action or consent by any party hereto.

      SECTION 7.09. Administrative Agent's Fees. The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Administrative Agent.

      SECTION 7.10. Steering Committee. The Administrative Agent may from time to time as it may deem appropriate consult with members of a Steering Committee with respect to proposed amendments or waivers under the Loan Documents, Defaults thereunder and exercise of rights and remedies in connection therewith. The Administrative Agent may designate the members of such Steering Committee from time to time in its discretion, subject to acceptance by any Bank so appointed. Any member of such Steering Committee may resign at any time. Membership on such Steering Committee shall not impose any duty or obligation whatsoever on any Bank, and the provisions of this Section shall not in any way alter or affect the other provisions of the Loan Documents dealing with requisite consents of or instructions from the Banks for actions on the part of the Administrative Agent.


                                 ARTICLE 8
                          CHANGE IN CIRCUMSTANCES

      SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Euro-Dollar Loan:

      (a) the Administrative Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the London interbank market for such Interest Period, or

      (b) Banks having 50% or more of the aggregate amount of the Credit Exposures advise the Administrative Agent that the Adjusted London Interbank Offered Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Euro-Dollar Loans, or to continue or convert outstanding Loans as or into Euro-Dollar Loans, shall be suspended, and each outstanding Euro-Dollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto.

      SECTION 8.02. Illegality. (a) If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans, or to convert outstanding Loans into Euro-Dollar Loans or continue outstanding Loans as Euro-Dollar Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank.

      (b) If such notice is given, each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day. Interest and principal on any such Base Rate Loan shall be payable on the same dates as, and on a pro rata basis with, the interest and principal payable on the related Euro-Dollar Loans of the other Banks.

      SECTION 8.03. Increased Cost and Reduced Return. (a) If on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any such requirement reflected in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the London interbank market any other condition affecting its Euro-Dollar Loans, its Note or its obligation to make Euro-Dollar Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

      (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

      (c) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of clearly demonstrable error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

      SECTION 8.04. Taxes. (a) Any and all payments by the Borrower to or for the account of any Bank or the Administrative Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise or similar taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank or the Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions,
(iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and
(iv) the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

      (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, any Loan Document (hereinafter referred to as "OTHER TAXES").

      (c) The Borrower agrees to indemnify each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Bank or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 15 days from the date such Bank or the Administrative Agent (as the case may be) makes demand therefor.

      (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower with (i)(x) an Internal Revenue Service form W-8BEN (or any successor form), in duplicate, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or (y) an Internal Revenue Service form W-8ECI (or any successor form), in duplicate, certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States or (ii) solely if such Bank is claiming exemption from United States withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code with respect to payments of "PORTFOLIO INTEREST", an Internal Revenue Service form W-8BEN (or any successor form), and a certificate representing that such Bank is not a bank for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code). If the form provided by a Bank at the time such Bank first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "TAXES" as defined in
Section 8.04(a).

      (e) For any period with respect to which a Bank has failed to provide the Borrower with the appropriate form pursuant to Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.04(a) with respect to Taxes imposed by the United States; provided, however, that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

      (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.04, then such Bank will change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank, is not otherwise disadvantageous to such Bank.

      SECTION 8.05. Base Rate Loans Substituted for Affected Euro-Dollar Loans. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04 with respect to its Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, all Loans which would otherwise be made by such Bank as (or continued as or converted into) Euro-Dollar Loans shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks). If such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Base Rate Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Banks.


                                 ARTICLE 9
                               MISCELLANEOUS

      SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Administrative Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or facsimile number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by facsimile, when such communication is transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article 2 or Article 8 shall not be effective until received.

      SECTION 9.02. No Waivers. No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege under any Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in the Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

      SECTION 9.03. Expenses; Indemnification. (a) The Borrower shall pay
(i) all reasonable out-of-pocket expenses of the Administrative Agent, including fees and disbursements of special counsel for the Administrative Agent, in connection with the preparation and administration of the Loan Documents, any waiver or consent thereunder or any amendment thereof or any Default or alleged Default hereunder, (ii) the reasonable fees and disbursements of E&Y Restructuring LLC, financial advisor to the Davis Polk & Wardwell, in connection with the engagement contemplated by Section 3.01(v), (iii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Administrative Agent and each Bank, including fees and disbursements of counsel, in connection with such Event of Default and (iv) all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by the Administrative Agent and the Banks in enforcing any obligations of or in collecting any payments due from the Borrower or any Subsidiary Guarantor hereunder or under the other Loan Documents (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Second Priority Subsidiary Guarantee Agreement) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "WORK-OUT" or pursuant to any insolvency or bankruptcy proceedings.

      (b) The Borrower agrees to indemnify the Administrative Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "INDEMNITEE") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

      SECTION 9.04. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note acquired pursuant to the foregoing arrangements may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

      SECTION 9.05. Amendments and Waivers. (a) Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder (iv) change Section 9.04 or this Section 9.05 or (v) change the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of the Loan Documents.

      (b) Any provision of any Exchange Debt Collateral Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the requisite parties specified therein. If any Exchange Debt Collateral Document requires the consent of the Administrative Agent for an amendment or waiver thereof but does not specify the requisite consent or instruction of the Banks therefor, the Administrative Agent shall consent to such amendment or waiver only with the consent of the Required Banks; provided that no such amendment or waiver shall, unless consented to by all Banks, (i) alter in a manner adverse to the Banks the priorities specified in the Exchange Debt Collateral Documents, (ii) effect or permit a release of (y) any of the Exchange Debt Collateral under the PCS Pledge Agreement or the Drugstore.com Pledge Agreement or (z) all or substantially all of the Exchange Debt Collateral under the Second Priority Collateral Documents, collectively, or (iii) release all or substantially all Subsidiary Guarantors from their obligations under the Second Priority Subsidiary Guarantee Agreement. Notwithstanding the foregoing, Collateral shall be released from the Lien of any Exchange Debt Collateral Document from time to time as necessary to effect any sale of Exchange Debt Collateral permitted by the Loan Documents, and the Administrative Agent shall execute and deliver all release documents reasonably requested to evidence such release, provided that arrangements satisfactory to the Administrative Agent shall have been made for application of the cash proceeds thereof in accordance with the applicable provisions of the Loan Documents and for the pledge of any non-cash proceeds thereof in accordance with the applicable provisions of the Pledge Agreements or, to the extent required thereby, the Exchange Debt First Priority Collateral Documents and the Second Priority Collateral Documents. If a Subsidiary Guarantor ceases to be a Subsidiary of the Borrower in a transaction permitted by the Loan Documents, or ceases to own any property that constitutes Second Priority Collateral, at the request of and at the expense of the Borrower, such Subsidiary Guarantor shall be released from the Second Priority Subsidiary Guarantee Agreement, the Second Priority Subsidiary Security Agreement and each other Loan Document to which it is a party.

      SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

      (b) Any Bank may at any time grant to one or more banks or other institutions (each a "PARTICIPANT") participating interests in any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of Section 9.05(a) without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or
(d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

      (c) Any Bank may at any time assign to one or more banks or other institutions (each an "ASSIGNEE") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit C hereto executed by such Assignee and such transferor Bank, with (and subject to) notice to, and the subscribed consent of, the Borrower, so long as no Default shall have occurred and be continuing, and the Administrative Agent (such consent of the Borrower and the Administrative Agent not to be unreasonably withheld or delayed); provided that (i) if an Assignee is an affiliate of such transferor Bank or is a Bank prior to giving effect to such assignment, such notice shall be given but no such consent shall be required. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Credit Exposure as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.

      (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

      (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

      SECTION 9.07. Collateral. Each of the Banks represents to the Administrative Agent and each of the other Banks that it in good faith is not relying upon any "MARGIN STOCK" (as defined in Regulation U) as collateral in the extension of the credit provided for in this Agreement.

      SECTION 9.08. Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

      SECTION 9.09. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      SECTION 9.10. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      SECTION 9.11. Collateral Trust and Intercreditor Agreement. Each Bank hereby authorizes the Administrative Agent and the Second Priority Collateral Trustee to enter into the Collateral Trust and Intercreditor Agreement and the other Exchange Debt Collateral Documents on its behalf, and agrees that the Second Priority Collateral Trustee may enforce the rights and remedies of the Banks under each Second Priority Collateral Document to the extent provided therein.


      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                            RITE AID CORPORATION


                            By: /s/ Elliot S. Gerson
                                ----------------------------
                            Title: Senior Executive Vice President

                            Address:         30 Hunter Lane
                                             Camp Hill, PA 17011
                              Attention:     Chief Financial Officer
                              Telephone No.: (717) 975-5750
                              Facsimile No.: (717) 975-3764


                            MORGAN GUARANTY TRUST
                            COMPANY OF NEW YORK


                            By: /s/ Anna Marie Fallon
                                -------------------------------
                            Title: Vice President


                            J.P. MORGAN VENTURES
                            CORPORATION


                            By: /s/ Grace B. Vogel
                                ---------------------------------
                            Title: Controller


                            SALOMON BROTHERS HOLDING COMPANY, INC.


                            By: /s/ Edward Sutherland
                                ----------------------------------
                            Title: Managing Director


                            CHASE SECURITIES INC. as Agent for
                            THE CHASE MANHATTAN BANK


                            By: /s/ John Abate
                                ---------------------------------
                            Title: Managing Director


                            PNC BANK, NATIONAL ASSOCIATION


                            By: /s/ Thomas J. McCool
                                --------------------------------
                            Title: Senior Vice President


                            UNION BANK OF CALIFORNIA, N.A.


                            By: /s/ Christiana Creekpaum
                                --------------------------------
                            Title: Vice President


                            LEHMAN COMMERCIAL PAPER INC.


                            By: /s/ Michele Swanson
                                --------------------------------
                            Title: Authorized Signatory


                            ROYAL BANK OF CANADA


                            By: /s/ Lori Ross
                                 --------------------------------
                            Title: Manager


                            BANC OF AMERICA SECURITIES LLC
                            as agent for BANK OF AMERICA, N.A.


                            By: /s/ Francis J. Griffin
                                --------------------------------
                            Title: Principal


                            FIRST UNION NATIONAL BANK


                            By: /s/ Helen F. Wessling
                                --------------------------------
                            Title: Senior Vice President/Director


                            BEAR, STEARNS & CO. INC.


                            By: /s/ Gregory A. Hanley
                                ------------------------------
                            Title: Senior Managing Director


                            BANK OF TOKYO-MITSUBISHI TRUST COMPANY


                            By: /s/ M. O'Connor
                                -------------------------------
                            Title: Vice President


                            FARALLON CAPITAL PARTNERS, L.P.
                            FARALLON CAPITAL INSTITUTIONAL
                            PARTNERS, L.P.
                            FARALLON CAPITAL INSTITUTIONAL
                            PARTNERS II, L.P.
                            FARALLON CAPITAL INSTITUTIONAL
                            PARTNERS III, L.P.
                            TINICUM PARTNERS, L.P.

                            By: Farallon Partners, L.L.C., its General Partner


                            By: /s/ William F. Mellin
                                ------------------------------------------
                            Title: Managing Member


                            FARALLON CAPITAL OFFSHORE INVESTORS, INC.


                            By: Farallon Capital Management, L.L.C.,
                                its Agent and Attorney-in-Fact


                            By: /s/ William F. Mellin
                                ------------------------------------
                            Title: Managing Member


                            SPECIAL SITUATIONS FUND ADVISORS,
                            INC. as agent for THE CHASE MANHATTAN BANK


                            By: /s/ Michael Cacouris
                                ----------------------------------
                            Title: Managing Director


                            MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent


                            By: /s/ Anna Marie Fallon
                                ----------------------------------
                            Title: Vice President


                            Address:

                            Attention:

                            Facsimile No.:





                                                                       Schedule I


                                                                                                                    REDUCTION OF
                       TRANCHE A          TRANCHE B                             LOANS                                TRANCHE B
                       LOANS              LOANS               LOANS             OUTSTANDING      REDUCTION OF        LOANS
                       OUTSTANDING        OUTSTANDING         OUTSTANDING       UNDER            TRANCHE A LOANS     OUTSTANDING
                       UNDER              UNDER               UNDER             EXISTING MGT     OUTSTANDING         UNDER
                       EXISTING RCF       EXISTING RCF        EXISTING PCS      TERM LOAN        UNDER EXISTING      EXISTING RCF
                       FACILITY           FACILITY            FACILITY          AGREEMENT        RCF FACILITY IN     FACILITY IN
                       CONVERTED TO       CONVERTED TO        CONVERTED TO      CONVERTED TO     EXCHANGE FOR        EXCHANGE FOR
                       COMMON             COMMON              COMMON            COMMON           LOANS               LOANS
BANK                   STOCK              STOCK               STOCK             STOCK            HEREUNDER           HEREUNDER

Morgan Guaranty            $0               $0                  $0                     $0        $ 12,800,000       $ 42,929,611
Trust Company of
New York

J.P. Morgan                 0                0                   0            200,000,000                   0                  0
Ventures
Corporation

Banc of America             0                0           9,717,824                      0                   0                  0
Securities LLC as
agent for Bank of
America, N.A.

Chase Securities            0                0           1,546,017                      0                   0                  0
Inc. as agent for
The Chase
Manhattan Bank

First Union         6,000,000       13,271,756                   0                      0                  0           6,851,499
National Bank

PNC Bank,           9,278,910                0                   0                      0                  0           9,278,910
National
Association

Union Bank of               0                0          10,822,122                      0                  0                   0
California, N.A.

Lehman                      0                0           2,208,596                      0                  0                   0
Commercial Paper
Inc.

Bank of Tokyo-     $6,000,000       $2,449,634                  $0                     $0                 $0          $8,449,634
Mitsubishi Trust
Company

Royal Bank of       5,799,319                0                   0                      0            200,681           5,598,638
Canada

Salomon Brothers            0                0           3,533,754                      0                  0                   0
Holding
Company, Inc.

Farallon Capital            0                0           1,868,296                      0                  0                   0
Partners, L.P.

Farallon Capital            0                0           1,571,681                      0                  0                   0
Institutional
Partners, L.P.

Farallon Capital            0                0             506,122                      0                  0                   0
Institutional
Partners II, L.P.

Farallon Capital            0                0             479,089                      0                  0                   0
Institutional
Partners III, L.P.

Farallon Capital            0                0           2,986,420                      0                  0                   0
Offshore
Investors, Inc.

Tinicum Partners,           0                0              97,620                      0                  0                   0
L.P.

Special Situations         $0               $0            $883,439                     $0                 $0                  $0
Fund Advisors as
agent for The
Chase Manhattan
Bank

Bear, Stearns &     5,799,319                0                   0                      0            200,681           5,598,638
Co. Inc.

Totals            $32,877,548       $15,721,390        $36,220,980           $200,000,000        $13,201,362         $78,706,930


                                               REDUCTION OF
                            REDUCTION OF       LOANS
                            LOANS              OUTSTANDING
                            OUTSTANDING        UNDER
                            UNDER              EXISTING MGT
                            EXISTING PCS       TERM LOAN
                            FACILITY  IN       AGREEMENT  IN
                            EXCHANGE FOR       EXCHANGE FOR        TOTAL LOANS
                            LOANS              LOANS               OUTSTANDING
BANK                        HEREUNDER          HEREUNDER           HEREUNDER

Morgan Guaranty             $ 73,000,000                 $0        $ 128,729,611
Trust Company of
New York

J.P. Morgan                            0         61,232,552           61,232,552
Ventures
Corporation

Banc of America                9,717,824                  0            9,717,824
Securities LLC as
agent for Bank of
America, N.A.

Chase Securities               1,546,017                  0            1,546,017
Inc. as agent for
The Chase
Manhattan Bank

First Union                   12,420,257                  0           19,271,756
National Bank

PNC Bank,                              0                  0            9,278,910
National
Association

Union Bank of                 10,822,122                  0           10,822,122
California, N.A.

Lehman                         2,208,596                  0            2,208,596
Commercial Paper
Inc.

Bank of Tokyo-                         0                 $0          $ 8,449,634
Mitsubishi Trust
Company

Royal Bank of                          0                  0            5,799,319
Canada

Salomon Brothers               3,533,754                  0            3,533,754
Holding
Company, Inc.

Farallon Capital               1,868,296                  0            1,868,296
Partners, L.P.

Farallon Capital               1,571,681                  0            1,571,681
Institutional
Partners, L.P.

Farallon Capital                 506,122                  0              506,122
Institutional
Partners II, L.P.

Farallon Capital                 479,089                  0              479,089
Institutional
Partners III, L.P.

Farallon Capital               2,986,420                  0            2,986,420
Offshore
Investors, Inc.

Tinicum Partners,                 97,620                  0               97,620
L.P.

Special Situations              $883,439                 $0             $883,439
Fund Advisors as
agent for The
Chase Manhattan
Bank

Bear, Stearns &                        0                  0            5,799,319
Co. Inc.

Totals                      $121,641,237        $61,232,552         $274,782,081



                                                                  EXHIBIT A


                                    NOTE



                                                New York, New York
                                                     June 12, 2000


      For value received, Rite Aid Corporation, a Delaware corporation (the "BORROWER"), promises to pay to the order of _____________ (the "BANK"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

      All Loans made by the Bank, the Types thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

      This note is one of the Notes referred to in the Exchange Debt Facility dated as of June 12, 2000 among the Borrower, the Banks from time to time parties thereto and Morgan Guaranty Trust Company of New York, as Administrative Agent (as the same may be amended from time to time, the "CREDIT AGREEMENT"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

      Payment of principal and interest on this Note is secured by security interests in certain collateral pursuant to the Exchange Debt Collateral Documents.


                              RITE AID CORPORATION


                              By: ________________________________
                              Name:
                              Title:



                           Note (cont'd)

                  LOANS AND PAYMENTS OF PRINCIPAL


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                                            Amount of
             Amount of        Type of       Principal        Notation
Date           Loan            Loan          Repaid           Made By

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                                                                  EXHIBIT C


                    ASSIGNMENT AND ASSUMPTION AGREEMENT

      AGREEMENT dated as of _____, 20__ among [ASSIGNOR] (the "ASSIGNOR"), [ASSIGNEE] (the "ASSIGNEE"), [RITE AID CORPORATION (the "BORROWER")] and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent (the "ADMINISTRATIVE AGENT").

                            W I T N E S S E T H

      WHEREAS, this Assignment and Assumption Agreement (the "AGREEMENT") relates to the Exchange Debt Facility dated as of June 12, 2000 among [Rite Aid Corporation (the "BORROWER")] the Borrower, the Assignor and the other Banks parties thereto, as Banks, and the Administrative Agent (as amended from time to time, the "CREDIT AGREEMENT");

      WHEREAS, Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $_______ are outstanding at the date hereof; and

      WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its outstanding Loans thereunder in an amount equal to $___________ (the "ASSIGNED AMOUNT") and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

      NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

      SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

      SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Borrower and the Administrative Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Credit Exposure in an amount equal to the Assigned Amount, and (ii) the Credit Exposure of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

      SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds an amount equal to $_______.(1) Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.


----------
      1 Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.


      [SECTION 4. Consent of [the Borrower and] the Administrative Agent. This Agreement is conditioned upon the consent of [the Borrower and] the Administrative Agent pursuant to Section 9.06(c) of the Credit Agreement. The execution of this Agreement by [the Borrower and] the Administrative Agent is evidence of this consent. Pursuant to Section 9.06(c) the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.]

      SECTION 5. Non-reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

      SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.


      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                              [ASSIGNOR]


                              By ----------------------------------
                                 Title:


                              [ASSIGNEE]


                              By ----------------------------------
                                 Title:


                              [RITE AID CORPORATION


                              By ----------------------------------
                                 Title:]


                              MORGAN GUARANTY TRUST COMPANY
                                 OF NEW YORK, as Administrative Agent


                              By ----------------------------------
                                 Title: